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                             Star Gas Propane, L.P.
                                Star/Petro, Inc.
                              2187 Atlantic Street
                              Stamford, CT  06902

      $12,500,000 8.67% First Mortgage Notes, Series A, Due March 30, 2012
                                      and
      $15,000,000 8.72% First Mortgage Notes, Series B, Due March 30, 2015


                                                      Dated as of March 30, 2000


To Each of the Purchasers Listed
 in the Attached Schedule A

Ladies and Gentlemen:

     Star Gas Propane, L.P., a Delaware limited partnership (the "Star Gas"), and Star/Petro, Inc., a Minnesota corporation ("Star/Petro"; Star Gas together with Star/Petro are each hereinafter referred to as an "Obligor" and collectively as the "Obligors"), hereby agree with the purchasers named on Schedule A to this Agreement (the "Purchasers") as follows:

Section 1.  Authorization of Notes.

     The Obligors will authorize the issue and sale of (a) $12,500,000 aggregate principal amount of their 8.67% First Mortgage Notes, Series A, due March 30, 2012 (the "Series A Notes") and (b) $15,000,000 aggregate principal amount of their 8.72% First Mortgage Notes, Series B, due March 30, 2015 (the "Series B Notes"; said Series B Notes together with the Series A Notes are hereinafter referred to collectively as the "Notes," such term to include any Notes issued in substitution therefor or replacement thereof pursuant to Section 14). The Series A Notes and the Series B Notes shall be substantially in the forms of Exhibits A1 and A2, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors. Certain capitalized terms used in this Agreement are defined in Section 13; references to a "Section" or a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Section of this Agreement or to a Schedule or an Exhibit attached to this Agreement.

Section 2.  Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to the Purchasers and the Purchasers will purchase from the Obligors, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser's name for purchase by such Purchaser at the Closing in Schedule A, at the purchase price of 100% of the principal amount thereof.
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Section 3.  Closing.

     The sale of the Notes to the Purchasers shall take place at the offices of Phillips Nizer Benjamin Krim & Ballon LLP, 666 Fifth Avenue, New York, New York 10103-0084, at 10:00 a.m., New York, New York time, at a closing (the "Closing") on March 30, 2000, or such later date as may be agreed upon by the Obligors and the Purchasers. At the Closing, the Obligors will deliver to each Purchaser Notes of the series to be purchased by such Purchaser in the principal amount to be purchased by such Purchaser, in the form of a single Note of such series (or such greater number of Notes of such series as such Purchaser may request), each dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee as indicated in Schedule A), against payment of the purchase price therefor by transfer of immediately available funds to the Obligors, or as otherwise directed by the Obligors in writing, on the date of the Closing. If at the Closing the Obligors shall fail to tender such Notes to any such Purchaser as provided above in this Section 3 or if any of the conditions specified in Section 4 shall not have been fulfilled to any such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waving any other rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.  Conditions to Closing.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to it at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

          Section 4.1. Representations and Warranties. The representations and warranties of each of the Obligors and its Affiliates contained in this Agreement, the other Operative Agreements, and those otherwise made in writing by or on behalf of either Obligor or any of its Affiliates in connection with the transactions contemplated by this Agreement, shall be true and correct when made and at the time of the Closing, except as affected by the consummation of such transactions.

          Section 4.2. Performance; No Default. Each of the Obligors and its Affiliates shall have performed and complied with all agreements and conditions contained in this Agreement or any other Operative Agreement required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no Event of Default or Potential Event of Default under this Agreement or default by any party under any other Operative Agreement shall have occurred and be continuing.

          Section 4.3. Compliance Certificates. Each of the Obligors shall have delivered to such Purchaser an Officers' Certificate, dated the date of the Closing and satisfactory in substance and form to such Purchaser, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and certifying that no material adverse change has occurred in the financial condition of the Business subsequent to the date of the most recent audited financial statements delivered pursuant to Section 5.4(b).

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          Section 4.4.  Opinions of Counsel.  Such Purchaser shall have received favorable opinions from (a) Phillips Nizer Benjamin Krim & Ballon LLP, counsel for the Obligors and their Affiliates, substantially in the form of Exhibit B1, and (b) Chapman and Cutler, special counsel to the Purchasers in connection with the transactions contemplated by this Agreement, substantially in the form of Exhibit B2, and in each case covering such other matters incident to such transactions as such Purchaser may reasonably request, each addressed to such Purchaser, dated the date of the Closing and otherwise reasonably satisfactory in substance and form to such Purchaser. The Obligors hereby direct their counsel referred to in clause (a) of this Section 4.4 to deliver to such Purchaser such opinions and letters to be delivered by it and authorizes such Purchaser to rely thereon.

          Section 4.5. Legal Investment. On the date of the Closing, such Purchaser's purchase of Notes shall be permitted by the laws and regulations of each jurisdiction to which such Purchaser's investments are subject, but without recourse to provisions (such as section 1404(b) or 1405(a)(8) of the New York Insurance Law) permitting, limited investments by insurance companies in securities not otherwise legally eligible for investment. If requested by such Purchaser by prior written request to the Obligors, such Purchaser shall have received, at least five Business Days prior to the Closing, an Officers' Certificate of each Obligor certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

          Section 4.6. Trust Agreement. Each of the Obligors, the General Partner and the Trustee shall have duly authorized, executed and delivered the Trust Agreement. The Trust Agreement shall be in full force and effect and shall constitute the valid and binding obligation of each of the Obligors, the General Partner and the Trustee and no default on the part of either of the Obligors or the General Partner shall exist thereunder.

          Section 4.7.  Security Documents.  (a) The General Partner, Star
Gas and the Restricted Subsidiaries shall have duly authorized, executed and delivered the Mortgages (other than the All Star Gas Mortgages) relating to the Mortgaged Property located in Connecticut, Indiana, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania and Rhode Island. Each such Mortgage shall be in full force and effect and shall
(i) constitute the valid and binding obligation of the General Partner, Star Gas and the Restricted Subsidiaries, (ii) constitute a valid first mortgage lien of record on the real property and all other interests described therein which may be subjected to a mortgage lien, subject only to Permitted Encumbrances, and
(iii) constitute a valid assignment of, and create a valid, presently effective security interest of record in, equipment and all other interests (other than real property interests) described therein, subject to no prior security interest in any such property other than as specifically permitted therein, and no default on the part of the General Partner, Star Gas or any Restricted Subsidiary shall exist thereunder.

      (b) Each of the Security Documents (other than the Mortgages) shall have been duly authorized, executed and delivered by each of the Obligors and/or their Affiliates party thereto, shall be in full force and effect and shall
(i) constitute the valid and binding obligation of each such party and
(ii) constitute a valid assignment of, and create a valid, presently effective security interest of record in, property covered by such Security Document and all other interests

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described therein, subject to no prior security interest in any such personal property other than as specifically permitted therein, and no default on the part of any such party shall exist thereunder.

          Section 4.8. Recordation; Taxes, Etc. The Conveyance Agreements referred to in clause (b) of the definition of such term and the Mortgage(s), the Obligors Security Agreement and the Partners Security Agreement, or proper notices, statements or other instruments in respect thereof, covering all or substantially all of the Assets covered by such Conveyance Agreements and such Security Documents, shall have been duly recorded, published, registered and filed, and all other actions deemed necessary by special counsel to the Purchasers shall have been duly performed or taken, in such manner and in such places as is required by applicable law (a) to convey to Star Gas record and beneficial ownership of the Assets purported to be conveyed by such Conveyance Agreements and (b) to establish, perfect, preserve and protect the rights and first priority liens and security interests purported to be granted by each such Security Document to the Trustee with respect to the Assets for the benefit of the holders of the Notes and their respective successors and assigns, and all taxes, fees and other charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments and the sale, transfer and delivery of the Notes shall have been paid in full.

          Section 4.9.  Operative Agreements.  Each of the Operative
Agreements (other than the All Star Gas Mortgages) shall have been duly authorized, executed and delivered by the respective parties thereto, in form and substance satisfactory to such Purchaser, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and all actions required to be performed or taken thereunder on or prior to the date of the Closing shall have been duly taken and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and such Purchaser shall have received a fully executed original, or a true and correct copy, of each such document.

          Section 4.10. Confirmation of Parity Debt; Etc. (a) Each of the Obligors, the General Partner, the Restricted Subsidiaries party to the Obligor Security Agreement, the Public Partnership, the Banks, the Administrative Agent under the Bank Credit Facilities, the Documentation Agent under the Bank Credit Facilities, the holders of the 1995 Notes, the holders of the 1998 Notes and the Trustee shall have duly authorized, executed and delivered the Confirmation of Parity Debt confirming that the Notes constitute Parity Debt under the Bank Credit Facilities, the 1995 Note Agreements, the 1998 Note Agreement and the Security Documents, and such Confirmation of Parity Debt shall be in full force and effect.

      (b) The conditions specified in Section 10.2(i) of the 1995 Note Agreements, Section 10.2(i) of the 1998 Note Agreement and Section 6.02(h) of the Bank Credit Facilities have been fulfilled and such Purchaser shall have received such evidence as it may reasonably request (including copies of the certificates and opinions required by such Sections) demonstrating fulfillment of such conditions.

          Section 4.11. Proceeding and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals

                                      -4-
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or certified or other copies of such documents as such Purchaser or its special counsel may reasonably request.

          Section 4.12. Insurance Broker's Certificate. Insurance complying with the provisions of Section 15 of the Mortgages (other than the All Star Gas Mortgages) shall be in full force and effect and such Purchaser shall have received a certificate from Weeks & Calloway or such other independent insurance brokers or consultants as shall be reasonably satisfactory to such Purchaser, dated the date of the Closing.

          Section 4.13. Payment of Closing Fees. The Obligors shall have paid the fees and disbursements required by Section 16 to be paid by the Obligors on the date of the Closing.

          Section 4.14. Private Placement Numbers. The Obligors shall have obtained for each series of the Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

Section 5.  Representations and Warranties, Etc. of the Obligors.

     Each of the Obligors and the General Partner represents and warrants that:

          Section 5.1. Organization, Standing, Etc. Star Gas is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties (including, without limitation, the Assets), to conduct the business it conducts and proposes to conduct, to enter into this Agreement and the other Operative Agreements to which it is a party, to issue and sell the Notes and to carry out the terms of this Agreement, such other Operative Agreements and the Notes. Star/Petro is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own and operate its properties, to conduct the business it conducts and proposes to conduct, to enter into this Agreement and the other Operative Agreements to which it is a party, to issue and sell the Notes and to carry out the terms of this Agreement, such other Operative Agreements and the Notes. The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own and operate its properties, to conduct the business it conducts and proposes to conduct, to enter into and carry out the terms of this Agreement and the other Operative Agreements to which it is a party, and to execute and deliver as the general partner of Star Gas this Agreement and the other Operative Agreements to which Star Gas is a party and the Notes.

          Section 5.2. Partnership Interests. The only general partner of Star Gas is the General Partner, which owns a 0.8488% general partner interest in Star Gas. The only limited partner of Star Gas is the Public Partnership which owns a 99.1512% limited partner interest in Star Gas. Star Gas does not have any other partner. Except as disclosed in Schedule 5.2, Star Gas does not have any Subsidiaries or any Investments in any Person (other than Investments of the types described in Section 10.3(a)).

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          Section 5.3.  Qualification.  Star Gas is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and the General Partner is duly qualified or registered and is in good standing as a foreign limited liability company for the transaction of business, in Connecticut, Illinois, Indiana, Kentucky, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and West Virginia which are the only jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect. Star/Petro is qualified or registered and in good standing as a foreign corporation for the transaction of business in New York, which is the only jurisdiction in which the nature of its activities or the character of the properties it owns, leases or uses makes such qualification or registration necessary and in which the failure to be so qualified or registered would have a Material Adverse Effect. Each of the Obligors and the General Partner has taken all necessary partnership corporate or limited liability company action to authorize the execution, delivery and performance by it of this Agreement, the Notes and each other Operative Agreement to which it is a party. Each of the Obligors and the General Partner has duly executed and delivered each of this Agreement, the Notes and the other Operative Agreements to which it is a party, and each of them constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

          Section 5.4. Business; Financial Statements. (a) The Obligors have delivered to each Purchaser complete and correct copies of (i) a memorandum dated February 2000, prepared by Banc of America Securities LLC for use in connection with the Obligors' private placement of the Notes, (ii) a memorandum dated January 1999, prepared by Banc of America Securities LLC relating to the private placement by Petro of its Senior Secured Notes due 2003-2014 in the aggregate principal amount of $90,000,000, (iii) the Public Partnership's SEC Form 10-K for the fiscal year ended September 30, 1999,
(iv) the Public Partnership's SEC Form 10-Q for the fiscal quarter ended December 31, 1999 and (v) copies of each of the "operative agreements" delivered to the 1995 Noteholders (including, without limitation, each of the financial statements delivered pursuant thereto) (collectively, the "Offering Materials"). The financial statements and schedules included in the Offering Materials (other than with respect to pro forma matters) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the corporation or partnership to which they relate as of the respective dates specified and the results of their operations and cash flows for the respective periods specified.

      (b) The Obligors have delivered to each Purchaser copies of the financial statements of each of the Obligors and its Subsidiaries listed on
Schedule 5.4(b). All of said financial statements (including the related schedules and notes) fairly present in all material respects the financial position of the Obligor and its Subsidiaries to which they relate as of the respective dates specified in such Schedule and the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          Section 5.5. Changes, Etc. Except as contemplated by this Agreement, the other Operative Agreements or the Offering Materials, subsequent to the date as of which information is

                                      -6-
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given in the Offering Materials, (a) neither of the Obligors nor their
Affiliates have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business except for material liabilities or obligations and material transactions permitted by the 1998 Note Agreement, the 1995 Note Agreements and the Bank Credit Facilities, (b) no events have occurred, which individually or in the aggregate, could have a Material Adverse Effect, and (c) there has not been (i) any Restricted Payment of any kind declared, paid or made by either of the Obligors, the General Partner or the Public Partnership other than Restricted Payments that were permitted under the 1998 Note Agreement, the 1995 Note Agreement and the Bank Credit Facilities or (ii) any Indebtedness incurred under the Bank Credit Facilities except for Indebtedness incurred under the Bank Credit Facilities that was and is permitted by the 1998 Note Agreement, the 1995 Note Agreements and the Bank Credit Facilities.

          Section 5.6. Tax Returns and Payments. Each of the Obligors and its Affiliates has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made. Star Gas is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable Federal laws.

          Section 5.7. Indebtedness. Other than the Indebtedness represented by the Notes and the Indebtedness listed in Schedule 5.7, neither of the Obligors nor the General Partner has any secured or unsecured Indebtedness outstanding. No instrument or agreement to which either of the Obligors or, other than Section 6.6(g) of the MLP Agreement, the General Partner is a party or by which either of the Obligors or the General Partner is bound or which is applicable to either of the Obligors or the General Partner (other than this Agreement, the 1995 Note Agreements, the 1998 Note Agreement and the Bank Credit Facilities) contains any restrictions on the incurrence by either of the Obligors or the General Partner of additional Indebtedness.

          Section 5.8. Transfer of Assets and Business. (a) Each of the Obligors is in possession of and operating in compliance in all respects with all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties and to permit the conduct of the Business as now conducted and proposed to be conducted, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (collectively, "Permitted Exceptions") (i) which are not required at this time and are routine or administrative in nature and are expected in the reasonable judgment of Star/Petro or the General Partner, as the case may be, to be obtained or given in the ordinary course of business after the date of the Closing, or (ii) which, if not obtained or given, would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) Each of the Obligors has (i) good and marketable title to the portion of the Assets constituting real property owned in fee simple by such Obligor,
(ii) good and valid leasehold interests in the portion of the Assets constituting real property and leased by such Obligor and

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(iii) good and sufficient title to the portion of the Assets constituting personal property for the use and operation of such personal property as it has been used in the past and as it is proposed to be used in the Business, in each case subject to no Liens except Permitted Encumbrances. The Assets are all of the assets and properties necessary to enable the Obligors to conduct the Business and include all options to purchase or rights of first refusal granted to or for the General Partner with respect to any of the Assets leased by the General Partner. Each of the Obligors enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, and all such leases are valid and subsisting and are in full force and effect. Except to perfect and to protect security interests of the character described by Section 10.2, (A) at the time of the Closing, no effective financing statement under the Uniform Commercial Code which names either of the Obligors or the General Partner (with respect to any of the Assets) as debtor, which individually or in the aggregate relates to any part of the Assets, will be on file in any jurisdiction and (B) at the time of the Closing, neither of the Obligors nor the General Partner (with respect to the Assets) will have signed any effective financing statement (other than financing statements in favor of the Trustee) or any effective security agreement, which relates to any part of the Assets, authorizing any secured party thereunder to file any such financing statement, except for financing statements to be executed and filed in connection with the Closing.

          Section 5.9. Litigation, Etc. There is no action, proceeding or investigation pending or, to the best knowledge of either of the Obligors or the General Partner upon reasonable inquiry, threatened (or any basis therefor known to either of the Obligors or the General Partner) which questions the validity of this Agreement, any other Operative Agreement or the Notes or any action taken or to be taken pursuant to this Agreement, any other Operative Agreement or the Notes, or which might have, either in any case or in the aggregate, a Material Adverse Effect.

          Section 5.10. Compliance with Other Instruments, Etc. Neither of the Obligors nor the General Partner (a) is in violation of, in the case of Star Gas, any term of the Partnership Agreement or, in the case of Star/Petro, its certificate of incorporation or by-laws, or, in the case of the General Partner, its limited liability company agreement, or (b) is in violation of any term of any other agreement or instrument to which such Obligor or the General Partner is a party or by which any of them or any of their properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which, in the case of clause (b), would have a Material Adverse Effect; the execution, delivery and performance by each of the Obligors and the General Partner of this Agreement and the other Operative Agreements to which it is a party and the Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on either of the Obligors or the General Partner to create) any Lien upon any of the properties or assets of either of the Obligors or the General Partner prohibited by any such term; and there is no such term the compliance with which would have, or in the future may in the reasonable judgment of either of the Obligors or the General Partner be likely to have, a Material Adverse Effect.

          Section 5.11. Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery

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and performance of this Agreement or the other Operative Agreements (other than
Permitted Exceptions), and no such consent, approval, authorization, declaration or filing is required for the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement.

          Section 5.12. Offer of Notes. Neither of the Obligors nor any of their Affiliates nor anyone acting on any of their behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Purchasers and not more than nine other institutional investors. Neither of the Obligors nor the General Partner nor anyone acting on any of their behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act of 1933, as amended, or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction or require registration of any Security Document under the Trust Indenture Act of 1939, as amended.

          Section 5.13. Use of Proceeds. The proceeds of the sale of the Notes will be used to repay Indebtedness incurred under the Bank Credit Facilities and for general partnership purposes.

          Section 5.14.  Federal Reserve Regulations.  Neither of the
Obligors nor the General Partner will, directly or indirectly, use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock," or for any other purpose which might constitute this transaction a "purpose credit," in each case within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation U or of Regulation X (12 C.F.R. 224, as amended) or any other applicable regulation of such Board. No indebtedness being reduced or retired, directly or indirectly, out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any stock which is currently a "margin stock," and none of the Obligors, the General Partner or the Public Partnership owns or has any present intention of acquiring any amount of such "margin stock."

          Section 5.15. Investment Company Act. Neither of the Obligors nor the General Partner is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 5.16. Public Utility Holding Company Act; Federal Power Act. Neither of the Obligors nor the General Partner is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; none of the Obligors, the General Partner or the issue and sale of the Notes is subject to regulation under such Act; and neither of the Obligors nor the General Partner is a "public utility" as such term is defined in the Federal Power Act, as amended.

          Section 5.17. ERISA. (a) None of the Obligors, the General Partner or any Related Person (other than Petro or any of its Non-Related Subsidiaries) has ever established, maintained,

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contributed to or been obligated to contribute to, and neither of the Obligors nor any Related Person of either of the Obligors has any liability or obligation with respect to, any Plan. Neither of the Obligors nor any Related Person of either of the Obligors has assumed, either by agreement (including the Partnership Agreement and the other Operative Agreements), by operation of law or otherwise, any liability or obligation with respect to any "employee benefit plan" (as defined in ERISA) or any other compensation or benefit arrangement, agreement, policy, practice or understanding and neither of the Obligors nor any Related Person of either of the Obligors has any liability or obligation to provide any amount or type of compensation or benefit in respect of any employee or former employee of the Business which relates to periods, services performed or benefits or amounts accrued prior to the transfer of the Business or the Assets pursuant to the Operative Agreements and the transactions contemplated thereby. None of the Obligors, the General Partner nor any Related Person has incurred any material liability under Title IV of ERISA with respect to any such Plan and no event or condition exists or has occurred as a result of which such a liability would reasonably be expected to be incurred. None of the Obligors, the General Partner nor any Related Person has engaged in any transaction, including the transactions contemplated hereunder which could subject either of the Obligors or any Related Person of either of the Obligors to liability pursuant to section 4069(a) or 4212(c) of ERISA. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan by the PBGC. No prohibited transaction (within the meaning of section 406(a) of ERISA or section 4975 of the Code) exists or has occurred with respect to any Plan which has subjected or could reasonably be expected to subject either of the Obligors or the General Partner to a material liability under section 502(i) of ERISA or section 4975 of the Code. No liability to the PBGC (other than liability for premiums not yet due) has been or is expected to be incurred with regard to any Plan by either of the Obligors, the General Partner nor any Related Person. Neither of the Obligors, the General Partner nor any Related Person contributes or is obligated to contribute or has ever contributed or been obligated to contribute to any single employer plan that has at least two contributing sponsors not under common control. Neither of the Obligors is, nor are either of them expected to become, a "substantial employer" as defined in section 4001(a)(2) of ERISA with respect to any Plan. Neither of the Obligors nor the General Partner has ever maintained or contributed to any plan or arrangement which provides post-employment welfare benefits or coverage (other than continuation coverage provided pursuant to section 4980B of the Code).

      (b) The execution and delivery of this Agreement and the issue and sale of the Notes will not involve any non-exempt "prohibited transaction" within the meaning of section 406 of ERISA or section 4975 of the Code. The representations by each of the Obligors and the General Partner in the immediately preceding sentence are made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 of this Agreement as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser. With respect to each employee benefit plan identified to the Obligors in accordance with clause (c) of Section 6.2 of this Agreement, neither of the Obligors nor the General Partner nor any "affiliated" (as defined in Section V(c) of the QPAM Exemption) of either of the Obligors or the General Partner has at this time, and has not exercised at any time within the one year period preceding the date of the Closing, the authority to appoint or terminate any Purchaser as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such Purchaser on behalf of any such plan.

          Section 5.18.  Environmental Matters.  (a) Except as disclosed in
Schedule 5.18, each of the Obligors and the General Partner is in compliance with all Environmental Laws applicable to it or to the Business or Assets except where such noncompliance would not have a Material Adverse Effect. Each of the Obligors has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not have a Material Adverse Effect. Schedule 5.18 lists (i) all notices from Federal, state or local environmental agencies to either of the Obligors or to the General Partner citing environmental violations that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violation is listed on Schedule 5.18, if ultimately resolved against either of the Obligors or the General Partner, as the case may be, would have a Material Adverse Effect, and (ii) all current reports filed by either of the Obligors or the General Partner with any Federal, state or local environmental agency having jurisdiction over the Assets, true and complete copies of which reports have been made available to the Purchasers and their special counsel and environmental advisor, if any. Notwithstanding any such notice, the Obligors and the General Partner are currently operating in all material respects within the limits set forth in such environmental permits or licenses and any current noncompliance with such permits or licenses will not result in any material liability or penalty to either of the Obligors or the General Partner or in the revocation, loss or termination of any such environmental permits or licenses, the revocation, loss or termination of which would have a Material Adverse Effect.

      (b) Except as disclosed in Schedule 5.18, all facilities located on the real property included in the Assets which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not have a Material Adverse Effect and neither of the Obligors nor the General Partner has received, or, to the knowledge of either of the Obligors or the General Partner, been threatened with, a notice of violation of RCRA regarding such facilities.

      (c) Except as disclosed in Schedule 5.18, no hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) is located or present at any of the real property included in the Assets in violation of any Environmental Law, which violation will have a Material Adverse Effect, and with respect to such real property there has not occurred (i) any release or threatened release of any such hazardous substance, (ii) any discharge or threatened discharge of any substance into ground, surface, or navigable waters which violates any Federal, state, local or foreign laws, rules or regulations concerning water pollution, or (iii) any assertion of any Lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence will have a Material Adverse Effect.

      (d) None of the matters disclosed in Schedule 5.18, either individually or in the aggregate, involves a violation of or a liability under any Environmental Law the consequences of which will have a Material Adverse Effect.

      (e) Star Gas has performed all of the investigatory and remedial work recommended in the Environmental Assessment Report prepared by Fuss & O'Neil, Inc. dated December 7, 1995 (the "Fuss & O'Neil Report"), covering the properties owned by or to be transferred to Star Gas. To the extent that any such additional investigation recommended by the Fuss & O'Neil Report indicated that any additional work or remediation was required by applicable laws, Star Gas has completed such additional work or remediation.

      (f) With respect to the above ground storage tanks located at the facilities owned by Star Gas at Deshler and Hebron, Ohio, Star Gas has completed the construction of secondary containment walls or barriers designed to contain any spills or leaks from such tanks. The construction of such secondary containment walls or barriers were performed in accordance with all applicable laws and current industry standards for such walls or barriers.

          Section 5.19. Foreign Assets Control Regulations, Etc. The issue and sale of the Notes by the Obligors and their use of the proceeds thereof as contemplated by this Agreement will not violate any of the regulations (other than those regulations, if any, that are implicated solely as a result of the actions of the Purchasers) administered by the Office of Foreign Assets Control, the United States Department of the Treasury.

          Section 5.20. Disclosure. Neither this Agreement, the other Operative Agreements, the Offering Materials, nor any other historical financial statement, document, certificate or instrument delivered to any Purchaser by or on behalf of either Obligor, any Restricted Subsidiary or the General Partner in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to either of the Obligors or the General Partner which has or in the future would (so far as either of the Obligors or the General Partner can now foresee) have a Material Adverse Effect which has not been set forth or referred to in this Agreement or the Offering Materials.

          Section 5.21. Chief Executive Office. The chief executive office of each of the Obligors and the General Partner and the office where each maintains its records relating to the transactions contemplated by the Operative Agreements is located at 2187 Atlantic Street, Stamford, CT 06902.

Section 6.  Purchaser's Representations; Source of Funds.

          Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds, in each case not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, or with any present intention of distributing or selling any of the Notes, provided that the disposition of such Purchaser's property shall at all times be within its control. If a Purchaser is purchasing for the account of one or more pension or trust funds (other than pension or trust funds included in the general account of an insurance company), such Purchaser represents that (except to the extent that such Purchaser has otherwise advised Chapman and Cutler and the Obligors in writing) it has sole investment discretion with respect to the purchase of the Notes to be purchased by such Purchaser pursuant to this Agreement and the determination and decision on such Purchaser's behalf to purchase such Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments.

          Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder:

            (a) if such Purchaser is an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by such Purchaser in which an employee benefit plan (or its related trust) has any interest other than a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

            (b) if such Purchaser is an insurance company, to the extent that any of such funds constitutes assets allocated to any separate account maintained by such Purchaser, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case such Purchaser has disclosed to the Obligors the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subdivision (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Purchaser has delivered to the Obligors in writing; or

            (c) if such Purchaser is a "qualified professional asset manager" or "QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14, issued March 13, 1984 (the "QPAM Exemption")), all of such funds constitute assets of an "investment fund" (as defined in Part V of the QPAM Exemption) managed by such Purchaser, no employee benefit plan assets which are included in such investment fund, when combined with the assets of all other employee benefit plans (i) established or maintained by the same employer or an affiliate of such employer or by the same employee organization and (ii) managed by such Purchaser, exceed 20% of the total client assets managed by such Purchaser, the conditions of Section I(g) of the QPAM Exemption are satisfied and such Purchaser has disclosed to the Obligors the names of all employee benefit plans whose assets are included in such investment fund; or

            (d) if such Purchaser is other than an insurance company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which such Purchaser has delivered to the Obligors in writing; or

            (e) if such Purchaser is an insurance company, to the extent that any of such funds constitutes assets of such Purchaser's general account, such Purchaser has disclosed to the Obligors the names of each employee benefit plan with respect to which the amount of the reserves and liabilities for such Purchaser's general account contracts held by or on behalf of such plan (within the meaning of Prohibited Transaction Class Exemption 95-60) exceed or are expected to exceed on the date of such purchase 10% of the total reserves and liabilities of such Purchaser's general account (and for the purposes of this subdivision (e), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan).

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.  Accounting; Financial Statements and Other Information.

     Each Obligor will maintain, and each Obligor will cause each Restricted Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each Restricted Subsidiary to accrue, all such liabilities as shall be required by GAAP. The Obligors will deliver to each Purchaser (in duplicate, unless such Purchaser has advised the Obligors otherwise), so long as such Purchaser shall be entitled to purchase Notes under this Agreement or such Purchaser or such Purchaser's nominee shall be the holder of any Notes, and to each other institutional investor holding any
Notes:

            (a)(i) as soon as practicable, but in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of Star Gas, consolidated (and (a) if the Restricted Subsidiaries constitute a Substantial Portion, then as to the Restricted Subsidiaries or
     (b) if the Restricted Subsidiaries do not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than Star Gas or any Restricted Subsidiary, or other than Star/Petro Intercompany Subordinated Debt, then as to such Restricted Subsidiaries, consolidating) balance sheets of Star Gas and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of operations and cash flows, if applicable and as appropriate, consolidating) statements of operations, partners' capital and cash flows of Star Gas and the Restricted Subsidiaries (A) for such period and (B) (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial officer of the general partner of Star Gas as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods, (ii) as soon as practicable, but in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of Star Gas, financial statements of the type described in clause (i) but adjusted to show Petro Holdings as an investment of, and not consolidated with, Star Gas, provided that delivery within the time period specified above of copies of the Public Partnership's Quarterly

     Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements hereof, but only to the extent such reports otherwise satisfy the requirements of clause (i) and clause (ii) of this
     Section 7(a) (for purposes of this Section 7, "Substantial Portion" shall mean that either (x) the book value of the assets of the Restricted Subsidiaries exceed 5% of the book value of the consolidated assets of Star Gas and the Restricted Subsidiaries, or (y) the Restricted Subsidiaries account of more than 5% of the Consolidated Net Income of Star Gas and the Restricted Subsidiaries, in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement, provided that, with respect to Star/Petro, (I) the book value of the common stock of Petro Holdings shall be excluded from the determination of Substantial Portion in clause (x) above and (II) the income of Petro Holdings shall be excluded from the determination of Substantial Portion in clause (y) above);

            (b)(i) as soon as practicable, but in any event within 120 days after the end of each fiscal year of Star Gas, consolidated (and (a) if the Restricted Subsidiaries constitute a Substantial Portion, then as to the Restricted Subsidiaries or (b) if the Restricted Subsidiaries do not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than Star Gas or any Restricted Subsidiary, or other than Star/Petro Intercompany Subordinated Debt, then as to such Restricted Subsidiaries, consolidating) balance sheets of Star Gas and the Restricted Subsidiaries and the consolidated balance sheet of the general partner of Star Gas as at the end of such year and the related consolidated (and, as to statements of operations and cash flows, if applicable and as appropriate, consolidating) statements of operations, partners' capital and cash flows of Star Gas and the Restricted Subsidiaries, and the consolidated statements of income, surplus, cash flow and members' equity of the general partner of Star Gas for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the previous fiscal year, all in reasonable detail, and (ii) as soon as practicable, but in any event within 120 days after the end of each fiscal year of Star Gas, financial statements of the type described in clause (i) but adjusted to show Petro Holdings as an investment of, and not consolidated with Star Gas, provided that delivery within the time periods specified above of copies of the Public Partnership's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements hereof, but only to the extent such reports otherwise satisfy the requirements of clause (i) and clause (ii) of this Section 7(b) and (x) in the case of such consolidated financial statements of Star Gas specified in clause (i) and with respect to the financial statements specified in clause
     (ii), accompanied by a report thereon of KPMG Peat Marwick LLP or other independent public accountants of recognized national standing selected by Star Gas and acceptable to the Required Holders, which report shall state that such consolidated financial statements present fairly the financial position of Star Gas and the Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in effect in the United States from time to time (except that with respect to the financial statements specified in clause (ii), Petro Holdings and its Subsidiaries have not been consolidated), and (y) in the case of such consolidated financial statements of the general partner of Star Gas, such consolidating financial statements of Star Gas as described in clause (i), and the financial statements specified in clause (ii), certified by the principal financial officer of the general partner of Star Gas, as presenting fairly the information contained therein, in accordance with GAAP applied on a basis consistent with prior fiscal periods;

            (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) of this Section 7, an Officers' Certificate of each Obligor (i) stating that the signers have reviewed the terms of this Agreement and the other Operative Agreements and the Notes, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Obligors and the Restricted Subsidiaries during the accounting period covered by such financial statements and that the signers do not have knowledge of the existence and continuance as at the date of such Officers' Certificate of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Obligors have taken or are taking or propose to take with respect thereto, (ii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with Section 10.4 and showing in reasonable detail all calculations required in arriving at such amount, (iii) demonstrating in reasonable detail, if applicable, compliance during and at the end of such accounting period with the restrictions contained in Sections 10.1(b),
     (d), (e), (f), (h) and (i), 10.3(b), 10.7(a)(ii), 10.7(a)(iii) and
     10.7(c)(iii), (iv) if not specified in the related financial statements being delivered pursuant to subdivisions (a) and (b) above, specifying the aggregate amount of interest paid or accrued by the Obligors and the Restricted Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Obligors and the Restricted Subsidiaries, during the fiscal period covered by such financial statements and describing in reasonable detail the number and nature of the parcels of real property, or rights thereto or interests therein, caused to be released by the Obligors from the Liens of the Security Documents pursuant to the Trust Agreement and in the case of the fee owned property, the value of the fee owned property caused to be released by the Obligors during such accounting period;

            (d) together with each delivery of consolidated financial statements pursuant to subdivision (b) of this Section 7, a written statement by the independent public accountants giving the report thereon (i) stating that in connection with their audit examination, the terms of this Agreement, the other Operative Agreements and the Notes were reviewed to the extent considered necessary for the purpose of expressing an opinion on the consolidated financial statements and for making the statement contained in clause (ii) hereof ("it being understood that no special audit procedures in addition to those required by generally accepted auditing standards then in effect in the United States shall be required) and (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any condition or event which constitutes an Event of Default or Potential Event of Default, and, if so, specifying the nature and period of existence thereof;

            (e) promptly upon receipt thereof, copies of all reports submitted to Star Gas by independent public accountants in connection with each special audit or each annual or interim audit of the books of Star Gas or any Restricted Subsidiary made by such accountants, including, without limitation, the comment letter submitted by the accountants to management in connection with their annual audit;

            (f) promptly upon their becoming publicly available, copies of all financial statements, reports, notices and proxy statements sent or made available by either Obligor, the general partner of Star Gas or the Public Partnership to all of its security holders in compliance with the Securities Exchange Act of 1934, as amended from time to time, or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by either Obligor, the general partner of Star Gas or the Public Partnership with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions (other than Registration Statements on Form S-8), and of all press releases and other statements made available by either Obligor, the general partner of Star Gas or the Public Partnership to the public concerning material developments in the business of either Obligor, the general partner of Star Gas or the Public Partnership, as the case may be;

            (g) promptly, but in any event within five days, after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know that (i) any condition or event which constitutes an Event of Default or Potential Event of Default has occurred or exists, or is expected to occur or exist, (ii) the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or default under any other Operative Agreement or (iii) any Person has given any notice to either Obligor or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11(f), an Officers' Certificate of each Obligor describing the same and the period of existence thereof and what action the Obligors have taken, are taking and propose to take with respect thereto;

            (h) promptly, but in any event within five days, after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know of the commencement of or significant development in any material litigation or material proceeding (including those regarding environmental matters) with respect to either Obligor or affecting either Obligor, any Restricted Subsidiary or any of their assets, a written notice describing in reasonable detail such commencement of or significant development in such litigation or proceeding;

            (i) promptly, but in any event within five days after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, a statement setting forth details respecting such event or condition and the action, if any, that the Obligors or any Related Person has taken, is taking and proposes to take or cause to be taken with respect thereto (and a copy of any notice or report filed with or given to or communication received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition):

                  (i) any reportable event, as defined in section 4043(b) of ERISA and the regulations issued thereunder;

                  (ii) the filing under section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) a substantial cessation of operations within the meaning of section 4062(e) of ERISA under circumstances which could result in the treatment of either Obligor or any Related Person as a substantial employer under a "multiple employer plan" or the application of the provisions of section 4062, 4063 or 4064 of ERISA to either Obligor or any Related Person;

                  (iv) the taking of any steps by the PBGC or the institution by the PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (v) the complete or partial withdrawal by either Obligor or any Related Person under section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by either Obligor or any Related Person of notice from a Multiemployer Plan regarding any alleged withdrawal or that it intends to impose withdrawal liability on either Obligor or any Related Person or that it is in reorganization or is insolvent within the meaning of section 4241 or 4245 of ERISA or that it intends to terminate under section 4041A of ERISA or from a "multiple employer plan" that it intends to terminate;

                  (vi) the taking of any steps concerning the threat or the institution of a proceeding against either Obligor or any Related Person to enforce section 515 of ERISA;

                  (vii) the occurrence or existence of any event or series of events which could result in a liability to either Obligor or any Related Person pursuant to section 4069(a) or 4212(c) of ERISA;

                  (viii) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition of a Lien on any property of either Obligor or any Related Person pursuant to section 302(f) of ERISA or section 412(n) of the Code or could result in the imposition of a material tax or material penalty pursuant to section 4971 of the Code on either Obligor or any Related Person;

                  (ix) the amendment of any Plan in a manner which would be treated as a termination of such Plan under section 4041(e) of ERISA or require either Obligor or any Related Person to provide security to such Plan pursuant to section 307 of ERISA or section 401(a)(29) of the Code; or

                  (x) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975 of the Code);

            (j) promptly, but in any event within five days, after an officer of either of the Obligors, any Subsidiary or the general partner of Star Gas receives any notice or request from any Person (other than any Affiliate or any agent, attorney or similar party employed by either Obligor or the general partner of Star Gas) for information, or if either Obligor, any Subsidiary or the general partner of Star Gas provides any notice or information to any such Person (other than any Affiliate or any agent, attorney or similar party employed by either Obligor or the general partner of Star Gas) concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable Federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by either Obligor, any Subsidiary or the general partner of Star Gas, copies of each such notice, request or information; and

            (k) with reasonable promptness, such other financial reports and information and data with respect to either Obligor, any Restricted Subsidiary, any Subsidiary (to the extent such reports, information and data relate to environmental matters or any material litigation or proceeding) or the general partner of Star Gas as from time to time may be requested by the holder of any Note.

Section 8.  Inspection.

     Each Obligor will permit or, in the case of Star Gas, cause the general partner of Star Gas to permit any authorized representatives designated by a Purchaser, so long as such Purchaser shall be entitled to purchase the Notes under this Agreement or such Purchaser or such Purchaser's nominee shall be the holder of any Notes, or by any other institutional holder of any Notes, to visit and inspect any of the properties of either Obligor, any Restricted Subsidiary and any other Subsidiary (to the extent relating to environmental or litigation matters) and any properties of the general partner of Star Gas or of such general partner's Subsidiaries relating to the Business, including the books of account of the Obligors, the Restricted Subsidiaries, such other Subsidiaries, the general partner of Star Gas and such general partner's Subsidiaries, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and (with reasonable notice) independent public accountants (and by this provision each of the Obligors and the general partner of Star Gas authorizes such accountants to discuss with such representatives the affairs, finances and accounts of such Obligor, any Restricted Subsidiary, such other Subsidiaries, the general partner of Star Gas or any of such general partner's Subsidiaries, as the case may be), all at such times and as often as may be requested, provided that the Obligors will bear the expense for the foregoing if an Event of Default or Potential Event of Default has occurred and is continuing.

Section 9.  Prepayment of Notes.

     Section 9.1. Required Prepayments of the Notes. (a) The Series A Notes shall not be subject to a required prepayment prior to the final maturity thereof.

     (b) On March 30, 2011 and on each March 30 thereafter to and including March 30, 2014, the Obligors will prepay $3,000,000 aggregate principal amount of the Series B Notes (or such lesser principal amount of the Series B Notes as shall at the time be outstanding), at the principal amount of the Series B Notes so prepaid, without premium, together with interest accrued thereon. No acquisition of the Series B Notes by either Obligor or any of their Affiliates shall relieve the Obligors from their obligation to make the required prepayments provided for in this Section 9.1(b).

     (c) Any partial prepayment of the Notes pursuant to Section 9.2, 9.3 or 9.4 shall be applied pro rata to the Series A Notes and the Series B Notes then outstanding to reduce (i) in the case of the Series A Notes, the outstanding principal amount of the Series A Notes and (ii) in the case of the Series B Notes, the prepayments required under Section 9.1(b) pro rata; provided that, in the case of the Series B Notes, any amounts prepaid pursuant to Section 9.3 on March 30, 2011 or any March 30 thereafter to and including March 30, 2014, may be applied first to satisfy the prepayment required on such date under
Section 9.1(b).

      (d) On the maturity date of each series of Notes, the Obligors will pay the then outstanding principal amount of such series of Notes together with interest accrued thereon.

      Section 9.2. Optional Prepayments of the Notes with Make Whole Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in an amount of not less than $1,000,000), at the option of the Obligors, upon notice as provided in Section 9.5 at 100% of the principal amount of the Notes so prepaid plus interest thereon to the prepayment date and the Make Whole Amount.

      Section 9.3. Contingent Prepayments on Disposition of Property. If at any time either Obligor or any of the Restricted Subsidiaries disposes of property or such property shall be damaged, destroyed or taken in eminent domain or there shall be title insurance proceeds with respect to such property, in any such case, with the result that there are Excess Proceeds, and the Obligors do not apply such Excess Proceeds in the manner described in
Section 10.7(c)(iii)(B)(x), the Obligors shall prepay, upon notice as provided in Section 9.5 (which notice shall be given not later than 180 days after the date of such sale of property), a principal amount of the outstanding Notes equal to the amount of such Excess Proceeds allocable to the Notes, determined by allocating such Excess Proceeds pro rata among the holders of the Notes, the 1998 Notes, the 1995 Notes and Parity Debt, if any, outstanding on the date such prepayment is to be made, according to the aggregate then unpaid principal amounts of the Notes (and the Make Whole Amount, if any, on the principal amount of the Notes to be prepaid), the 1998 Notes, the 1995 Notes and Parity Debt, respectively; provided, that if such Excess Proceeds are received within 180 days of a scheduled prepayment of the Series B Notes pursuant to Section 9.1(b), the Excess Proceeds allocable to the Series B Notes may first be applied to such scheduled prepayment. If the Obligors shall have elected to apply any portion of the Excess Proceeds in accordance with the proviso to the immediately preceding sentence, the Obligors shall notify the holders of the Series B Notes of such application within 5 days thereof. Each prepayment of Notes pursuant to this
Section 9.3 shall be made at 100% of the principal amount of the Notes to be prepaid, plus interest thereon to the prepayment date plus, to the extent the prepayment is not made in satisfaction of a required prepayment in accordance with Section 9.1(b), the Make Whole Amount thereon.

     Section 9.4. Prepayment on Taking or Destruction. In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties subject to any of the Security Documents, or there shall be proceeds under title insurance policies with respect to any real property, all Net Insurance Proceeds (as defined in the Mortgages), self-insurance amounts, Net Awards (as defined in the Mortgages) or title insurance proceeds which, as of any date, shall not theretofore have been applied to the cost of Restoration (as defined in the Mortgages) shall be deemed to be proceeds of property disposed of voluntarily, shall be subject to the provisions of Section 10.7(c) and, if subdivision (iii)(B)(y) of Section 10.7(c) is applicable thereto, shall be subject to the prepayment provisions of Section 9.3.

     Section 9.5. Notice of Prepayments; Officers Certificate. The Obligors will give each holder of any Notes irrevocable written notice of each prepayment under Section 9.2, 9.3 or 9.4 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the Notes and the principal amount of each Note held by such holder to be prepaid and the Section under which such prepayment is to be made. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make Whole Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Obligors shall, on or before the day on which they provide such written notice, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder of any Notes which shall have designated a recipient of such notices in the Schedule of Purchasers attached hereto or by notice in writing to the Obligors. Each holder of a Note shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, an Officers' Certificate from each of the Obligors certifying that the conditions of the Section under which such prepayment is to be made have been fulfilled and specifying the particulars of such fulfillment. In the event that there shall have been a partial prepayment of the Notes under
Section 9.2, 9.3 or 9.4, the Obligors shall promptly give notice to the holders of the Notes, accompanied by an Officers' Certificate from each of the Obligors setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined and, in the case of the Series B Notes, setting forth the reduced amount of each required prepayment thereafter becoming due under Section 9.1(b), and certifying that such reduction has been computed in accordance with Section 9.1(c).

          Section 9.6. Allocation of Partial Prepayments. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated (in integral multiples of $1,000 as nearly as practicable) to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

          Section 9.7. Maturity; Surrender, Etc. In the case of each prepayment, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Obligors and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          Section 9.8. Acquisition of Notes. Neither of the Obligors nor the general partner of Star Gas shall, nor shall either of the Obligors or the general partner of Star Gas permit any of their respective Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Section 9.1, 9.2, 9.3 or 9.4 or upon acceleration of such final maturity pursuant to Section 11), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder or any 1998 Notes, 1995 Notes or Parity Debt (other than pursuant to scheduled prepayments in accordance with the terms of such Notes, 1998 Notes, 1995 Notes or Parity Debt or any other prepayment of indebtedness outstanding under the Bank Credit Facilities or any other Parity Debt of a similar revolving nature). Any Notes prepaid or otherwise retired or purchased or otherwise acquired by either of the Obligors, the general partner of Star Gas or any of their respective Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

Section 10.  Business and Financial Covenants of the Obligors.

     Each Obligor, jointly and severally, covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding:

          Section 10.1. Indebtedness. Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

            (a) the Obligors may become and remain liable with respect to the Indebtedness evidenced by the 1998 Notes, the 1995 Notes and the Notes;

            (b) Star Gas and the Restricted Subsidiaries may become and remain liable with respect to Funded Debt incurred by Star Gas and the Restricted Subsidiaries to finance the making of expenditures for the improvement or repair of or additions to the Assets, or to renew, refund, refinance or replace any such Funded Debt provided that (i) the aggregate principal amount of Funded Debt incurred under this Section 10.1(b) and outstanding at any time shall not exceed an amount equal to the net cash proceeds received by Star Gas from the general partner of Star Gas or from the Public Partnership as a capital contribution or as consideration for the issuance by Star Gas of additional partnership interests, in each case for the sole purpose of financing such expenditures, and (ii) if such Funded Debt is to be secured under the Security Documents as provided in
     Section 10.2(i), the agreement or instrument pursuant to which such Funded Debt is incurred (A) contains no financial or business covenants that are more restrictive on the Obligors or their Subsidiaries than, or that are in addition to, those contained in this Section 10 (unless prior to or simultaneously with the incurrence of such Funded Debt this Agreement is amended to provide the benefits of such more restrictive covenants to the holders of the Notes) and (B) specifies no events of default (other than with respect to the payment of principal and interest on such Funded Debt or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in Section 11 (unless prior to or simultaneously with the incurrence of such Funded Debt this Agreement is amended to provide the benefit of such events of default to the holders of the Notes);

            (c) any Restricted Subsidiary may become and remain liable with respect to Indebtedness of such Restricted Subsidiary owing to Star Gas or to another Restricted Subsidiary, provided that such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and to Indebtedness secured under the Security Documents at least to the extent provided in the subordination provisions set forth in Exhibit C and provided further that such Indebtedness is evidenced by an Intercompany Note pledged to the Trustee;

            (d) Star Gas and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness owing to the general partner of Star Gas or an Affiliate of the general partner of Star Gas, provided that (i) the aggregate principal amount of such Indebtedness of Star Gas and the Restricted Subsidiaries outstanding at any time shall not be in excess of $10,000,000 plus Star/Petro Intercompany Subordinated Debt and
     (ii) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and to Indebtedness secured under the Security Documents at least to the extent provided in the subordination provisions set forth in Exhibit C.

            (e) Star Gas may become and remain liable with respect to Indebtedness incurred under the Bank Credit Facilities, provided that

                  (i) the Initial Acquisition Facility will be in an aggregate principal amount not in excess of $30,000,000 outstanding at any time, and

                  (ii) in respect of the Working Capital Facility:

                       (1) there shall be a period of at least 30 consecutive
               days during each fiscal year of Star Gas on each day of which there shall be no such Indebtedness outstanding under the Working Capital Facility,

                       (2) the aggregate principal amount of loans in respect of
               the Working Capital Facility at any time outstanding thereunder plus any Tranche A Letter of Credit Exposure (or similar exposure under letters of credit) in respect of the Working Capital Facility (collectively, the "Exposure") shall not be in excess of $30,000,000;

                       (3) on the date the Exposure exceeds $18,000,000 and on
               each day thereafter until the date the Exposure no longer exceeds $18,000,000 (x) the ratio of Consolidated Cash Flow to Consolidated Interest Expense will be greater than 2.0 to 1.0,
               (y) the Exposure shall not exceed the Borrowing Base except that, for purposes hereof, the percentage in respect of Eligible Commodities Inventory included in the definition of Loan Value of Eligible Commodities Inventory shall be 80%, and (z) Star Gas will deliver a Borrowing Base Certificate to each holder of a Note at the same time it delivers a Borrowing Base Certificate to the Agent or to any Bank under the Bank Credit Facilities;

               (for purposes of this subdivision (e), the terms Borrowing Base, Borrowing Base Certificate, Loan Value of Eligible Commodities Inventory, Tranche A Letter of Credit Exposure and any other capitalized term used by reference in any of the foregoing shall have the meanings specified in the Bank Credit Facilities as in effect on the date of the Closing);

            (f) Star Gas and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing subdivisions of this Section 10.1, if on the date Star Gas or any Restricted Subsidiary becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is greater than 2.50 to 1.0 and (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service is greater than 1.25 to 1.0, provided that, in addition to the foregoing, if such Indebtedness is Funded Debt incurred by Star Gas or any Restricted Subsidiary to finance the making of expenditures for the improvement or repair of or additions to the Assets, and if such Indebtedness is to be secured under the Security Documents as provided in Section 10.2(i), such Indebtedness shall be incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause (ii) of the proviso to
     Section 10.1(b);

            (g)  [Intentionally omitted.]

            (h) Star Gas and any Restricted Subsidiary may become and remain liable with respect to pre-existing Indebtedness relating to any Person, business or assets acquired by

     Star Gas or such Restricted Subsidiary, as the case may be, provided that
     (1) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default, (2) such Indebtedness was not incurred in anticipation of the acquisition of such Person, business or assets and
     (3) after giving effect to such Person becoming a Restricted Subsidiary, or the acquisition of such business or assets, Star Gas or such Restricted Subsidiary could incur at least $1 of additional Indebtedness in compliance with the requirements set forth in clauses (i) and (ii) of Section 10.1(f);

            (i) so long as no Event of Default or Potential Event of Default has occurred and is continuing, Star Gas and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness evidenced by Funded Debt incurred for any extension, renewal, refunding, or replacement of Indebtedness permitted pursuant to subdivisions (a) and (e) of this
     Section 10.1, provided that (i) the principal amount of such Funded Debt shall not exceed the principal amount of such Indebtedness being extended, renewed or refunded together with any accrued interest and Make Whole Amount with respect thereto, (ii) such Funded Debt (if it is in respect of the Notes) could be incurred in compliance with the requirements set forth in clauses (i) and (ii) of Section 10.1(f) and (iii) the maturity date of such Funded Debt shall not be sooner than the maturity date of such Indebtedness being extended, renewed or refunded;

            (j) so long as no Event of Default or Potential Event of Default has occurred and is continuing, Star Gas and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness incurred for any extension, renewal, refunding or replacement of Indebtedness permitted pursuant to subdivisions (a), (b), (e), (f) and (h) of this
     Section 10.1, or other unsecured Indebtedness permitted by this
     Section 10.1, provided that (i) the principal amount of such unsecured Indebtedness to be incurred shall not exceed the principal amount of such Indebtedness or such unsecured Indebtedness being extended, renewed or refunded together with any accrued interest and Make Whole Amount with respect thereto and (ii) the maturity date of such unsecured Indebtedness shall not be sooner than the maturity date of such Indebtedness being extended, renewed or refunded: and

            (k) any Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Security Documents.

     Notwithstanding the foregoing, the aggregate principal amount of all Indebtedness of all Restricted Subsidiaries at any time outstanding (other than Indebtedness permitted by Section 10.1(k)) shall not exceed $10 million plus Star/Petro Intercompany Subordinated Debt. For the purpose of this
Section 10.1, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. Star Gas or any Restricted Subsidiary shall be deemed to have become liable with respect to any Indebtedness securing any real property acquired by Star Gas or such Restricted Subsidiary, as the case may be, at the time of such acquisition.

          Section 10.2. Liens, Etc. Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of such Obligor or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 10.17), except:

            (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 10.9;

            (b) Liens of landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 10.9, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

            (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case, are granted, entered into or created in the ordinary course of the business of Star Gas or any Subsidiary and which do not interfere with the ordinary conduct of the business of Star Gas or any Subsidiary;

            (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to Star Gas or any other Restricted Subsidiary;

            (g) Liens existing on the Assets at the time of the acquisition thereof by Star Gas and described in Schedule 10.2;

            (h) Liens created by any of the Security Documents;

            (i) Liens created by any of the Security Documents securing Indebtedness incurred in accordance with Section 10.1(b) or, to the extent incurred to finance the making of capital improvements, repairs and additions to Star Gas's Assets, Section 10.1(f) (but only to the extent it complies with the requirements thereof), provided that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and of other Indebtedness secured under the Security Documents as provided in Section 10.1(b) or 10.1(f), (2) the Security Documents are amended to the extent necessary to extend the Lien thereof to any property or assets acquired or otherwise financed with the proceeds of such Indebtedness, (3) Star Gas has delivered to the Trustee an Officers' Certificate demonstrating that the principal amount of such Indebtedness does not exceed the lesser of the cost to Star Gas of such property or assets and the fair market value of such property or assets (as determined in good faith by the general partner of Star Gas), that such incurrence of Indebtedness pursuant to Section 10.1(b) or 10.1(f), as the case may be, complies in all respects with the requirements of such Section and that the amendments to the Security Documents required by this Section 10.2(i) and the filing and recordation of such amendments and related supplements will not have a Material Adverse Effect, and (4) Star Gas has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that the Lien of the Security Documents has attached and is perfected with respect to such additional property and assets;

            (j) Liens existing on any property of any Person at the time it becomes a Restricted Subsidiary, or existing prior to the time of acquisition (and not created in anticipation of such acquisition) upon any property acquired by Star Gas or any Restricted Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by Star Gas or such Restricted Subsidiary, or created to secure Indebtedness incurred under Section 10.1(f) to pay all or any part of the purchase price ("Purchase Money Lien") of property acquired by Star Gas or a Restricted Subsidiary, provided that (i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) such item or items of property so acquired (other than property (which may include stock or other equity interests) subject to Liens existing prior to the time of acquisition and not created in anticipation of such acquisition) are not required to become part of the Mortgaged Property under the terms of the Security Documents, (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost of such property to Star Gas or such Restricted Subsidiary, as the case may be, and (B) the fair market value of such property (as determined in good faith by the general partner of Star Gas) at the time such Person owning such property becomes a Restricted Subsidiary or at the time of such acquisition by Star Gas or such Restricted Subsidiary, as the case may be, (iv) any such Purchase Money Lien shall be created not later than 90 days after, in the case of property, its acquisition, or, in the case of improvements, their completion and (v) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Restricted Subsidiary or such acquisition of property by Star Gas or any Subsidiary;

            (k) Liens in amounts not exceeding $100,000 incurred, required or provided for under state law in connection with self-insurance arrangements;

            (l) Liens arising from or constituting Permitted Encumbrances; and

            (m) any Lien renewing, extending or refunding any Lien permitted by the foregoing subdivisions of this Section 10.2, provided that (i) the Indebtedness secured by any such Lien shall not exceed the amount of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien, (ii) no Assets encumbered by any such Lien other than the Assets encumbered immediately prior to such renewal, extension or refunding shall be encumbered thereby and (iii) the maturity date of the Indebtedness secured by any such Lien shall not be sooner than the maturity date of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien.

          Section 10.3. Investments, Guaranties, Etc. Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, directly or indirectly (i) make or own any Investment in any Person, or (ii) create or become liable with respect to any Guaranty, except:

            (a) Star Gas or any Restricted Subsidiary may make and own Investments in:

                  (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof,

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest generic rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

                  (3) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest generic ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

                  (4) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks"),

                  (5) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and

                  (6) obligations of the type described in clause (1), (2), (3) or (4) above purchased from a securities dealer designated as a "primary" dealer by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of Star Gas or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

            (b) Star Gas and any Restricted Subsidiary may make and own Investments in any Restricted Subsidiary or Investments in capital stock of, or other equity interests in, any Person which simultaneously therewith becomes a Restricted Subsidiary, and any Restricted Subsidiary may make and permit to be outstanding Investments in Star Gas and may create or become liable with respect to any Guarantee in respect of the Obligors' obligations under the Notes, the 1998 Notes and the 1995 Notes;

            (c)(i) Star Gas or any Restricted Subsidiary may make and own Investments in the capital stock of, or joint venture, partnership or other equity interests in, or may make contributions to capital in the ordinary course of business in any Unrestricted Subsidiary, except Petro Holdings, if immediately after giving effect to the making of any such Investment,
     (A) the aggregate amount of all such Investments made and outstanding pursuant to this subdivision (c) shall not at any time exceed $15,000,000 and (B) the aggregate amount of all Investments made and outstanding pursuant to this subdivision (c)(i) as at the end of any fiscal quarter of Star Gas shall not exceed by more than $5,000,000 the amount of such Investments outstanding as at the end of the corresponding fiscal quarter of the immediately preceding fiscal year of Star Gas, in the case of both clauses (A) and (B) of this subdivision (c)(i), disregarding any such investment which on the date of determination could be made pursuant to subdivision (b) of this Section 10.3 and net of cash distributions received from all Unrestricted Subsidiaries, excluding Petro Holdings, for such period; and

            (ii) Star/Petro may make and own Investments in Petro Holdings, but only with the Public Partnership Restricted Proceeds;

            (d) Star Gas or any Restricted Subsidiary may make and own Investments (i) constituting trade credits or advances to any Person incurred in the ordinary course of business, (ii) arising out of loans and advances to employees for travel, entertainment and relocation expenses, in each case incurred in the ordinary course of business or (iii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

            (e) Star Gas or any Restricted Subsidiary may create or become liable with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

            (f) Star Gas may create and become liable with respect to any Interest Rate Agreements; and

            (g) Star Gas may create and become liable with respect to Commodity Hedging Agreements.

          Section 10.4. Restricted Payments. (a) Star Gas will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that Star Gas may make, pay or set apart once within 45 days from the last day of each calendar quarter a Restricted Payment if (i) such Restricted Payment is in an amount not exceeding Available Cash, (ii) prior to and immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Potential Event of Default under Section 11(b), (iii) the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 1.75 to 1.00, and (iv) Star Gas shall have given to each holder of a Note written notice thereof on the date such Restricted Payment is declared, which date shall be at least 10 days prior to the date such Restricted Payment is made. Star Gas will not, in any event directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

      (b) Notwithstanding 10.4(a) above, Star Gas may make, pay or set apart once within 45 days from the last day of each calendar quarter a Restricted Payment in an amount equal to the amount of dividends or distributions actually received in cash indirectly from Petro Holdings within 45 days from the last day of such calendar quarter, provided that the following conditions are met:
(i) prior to and immediately after giving effect to any such proposed action, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default under Section 11(b), (ii) the ratio of Consolidated Cash Flow plus dividends/distributions from Petro Holdings to Consolidated Interest Expense is greater than 1.75 to 1.00, and (iii) Star Gas shall have given to each holder of a Note written notice thereof on the date such Restricted Payment is declared, which date shall be at least 10 days prior to the date such Restricted Payment is made. Star Gas will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

      (c) Notwithstanding any other provision of the Star/Petro Intercompany Subordinated Note, (i) until all amounts due under the Notes and this Agreement shall have been paid in full, no principal payment on the Star/Petro Intercompany Subordinated Note may be made, except (A) if the proceeds used for such repayment have been received from the proceeds of capital contributions or equity investments indirectly made by the Public Partnership in Star/Petro and (B) prior to and immediately after giving effect to any such prepayment no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and (ii) no interest payment shall be payable on the Star/Petro Intercompany Subordinated Debt, unless
(A) the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 2.0 to 1.0 for the most recent four quarter period ending prior to the time of such payment and (B) prior to and immediately after giving effect to any such interest payment, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default.

          Section 10.5. Transactions with Affiliates. Except for the transactions or conduct effected pursuant to the Operative Agreements as in effect on the date of the Closing, neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of Star Gas, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except pursuant to the reasonable requirements of Star Gas's or such Restricted Subsidiary's business and upon fair and reasonable terms that are no less favorable to Star Gas or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate, provided that the foregoing limitations and restrictions shall not apply to any transaction between Star Gas and any Restricted Subsidiary or between Restricted Subsidiaries.

            Section 10.6. Subsidiary Stock and Indebtedness. Neither Obligor will:

            (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Subsidiary, except to a Restricted Subsidiary;

            (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of (i) Star Gas or
     (ii) any other Restricted Subsidiary, or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any other Subsidiary, except to, in the case of clause (i), Star Gas or, in all other cases, a Restricted Subsidiary;

            (c) permit any Restricted Subsidiary to have outstanding any shares of stock or similar interests which are preferred over any other shares of stock or similar interests owned by Star Gas unless such shares of preferred stock or similar interests are owned by Star Gas; or

            (d) permit any Subsidiary directly or indirectly to issue or sell (including, without limitation, in connection with a merger or consolidation of a Restricted Subsidiary otherwise permitted by Section 10.7(a)) any shares of its stock or similar interests (or warrants, rights or options to acquire its stock or similar interests) except to Star Gas or a Restricted Subsidiary;

provided that, (i) any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of Star Gas if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 10.1 (and if such Indebtedness is secured, such Lien would be permitted pursuant to Section 10.2) and (ii) subject to compliance with
Section 10.7(c), all Indebtedness and shares of stock or partnership interests of any Restricted Subsidiary owned by Star Gas may be simultaneously sold as an entirety for a cash consideration at least equal to the fair value thereof (as determined in good faith by the general partner of Star Gas) at the time of such sale if such Restricted Subsidiary does not at the time own (A) any Indebtedness of Star Gas (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under Section 10.1) or (B) any Indebtedness, stock or other interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso or
Section 10.7(b)(ii).

          Section 10.7. Consolidation, Merger, Sale of Assets, Etc. Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, directly or indirectly,

            (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

                  (i) any Restricted Subsidiary may consolidate with or merge into Star Gas or, except in the case of Star/Petro, another Restricted Subsidiary if, in the case of a consolidation with or merger into Star Gas, Star Gas shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and

                  (ii) any entity (other than a Restricted Subsidiary) may consolidate with or merge into Star Gas or a Restricted Subsidiary if Star Gas or such Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (A) Star Gas (1) shall not have a Consolidated Net Worth (determined in accordance with GAAP applied on a basis consistent with the financial statements of Star Gas most recently delivered pursuant to Section 7(b)) of less than the Consolidated Net Worth of Star Gas immediately prior to the effectiveness of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, and (3) could incur, if the consolidating or merging entity has outstanding Indebtedness, at least $1 of additional Indebtedness in compliance with Section 10.1(f) after giving effect to such transaction, (x) substantially all of the assets of Star Gas and the Restricted Subsidiaries shall be located and substantially all of their business shall be conducted within the continental United States, (B) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default and
          (C) at the expense of the Obligors, the Notes are promptly, but in any event within 20 Business Days from the date of such transaction, re-rated by an Approved Rating Agency; and

                  (iii) Star Gas may consolidate with or merge into any other entity if (A) the surviving entity is a corporation or limited partnership organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, with substantially all of its properties located and its business conducted within the continental United States, (B) such corporation or limited partnership expressly and unconditionally assumes the obligations of Star Gas under this Agreement, each of the other Operating Agreements and the Notes, and delivers to each holder of a Note at the time outstanding in connection with such assumption an opinion of counsel reasonably satisfactory to the Required Holders with respect to such matters incident to such assumption as may be reasonably requested by such holders, including, without limitation, as to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation or partnership, (C) immediately after giving effect to such transaction, such corporation or limited partnership (1) shall not have a Consolidated Net Worth (determined in accordance with GAAP applied on a basis consistent with the financial statements of Star Gas most recently delivered pursuant to Section 7(b)) of less than the Consolidated Net Worth of Star Gas immediately prior to the effectiveness of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction and (3) could incur at least $1 of additional Indebtedness in compliance with Section 10.1(f) after giving effect to such transaction, (D) immediately after giving effect to such transaction no condition or event shall exist which constitutes an Event of Default or a Potential Event of Default and (E) at the expense of the Obligors, the Notes are promptly, but in any event within 20 Business Days from the date of such transaction, re-rated by an Approved Rating Agency; or

            (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

                  (i) any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to Star Gas or, except in the case of Star/Petro, to another Restricted Subsidiary; and

                  (ii) Star Gas may sell, lease or otherwise dispose of all or substantially all its assets to any corporation or limited partnership into which Star Gas could be consolidated or merged in compliance with subdivision (a)(iii) of this Section 10.7, provided that (A) each of the conditions set forth in such subdivision (a)(iii) shall have been fulfilled, and (B) no such disposition shall relieve Star Gas from its obligations under this Agreement, the other Operative Agreements or the Notes; or

            (c) sell, lease abandon or otherwise dispose of any property to any Person other than Star Gas or any Restricted Subsidiary (except in a transaction permitted by subdivision (a)(iii) or (b)(ii) of this Section 10.7 or an abandonment or other disposition of Inventory in the ordinary course of business) unless:

                  (i) at least 80% of the consideration therefor shall be in the form of cash consideration,

                  (ii) immediately after giving effect to such proposed disposition no condition or event shall exist which constitutes an Event of Default or Potential Event of Default,

                  (iii)  either

                       (A) the aggregate net proceeds of all property so
               disposed of (whether or not leased back) by Star Gas and all Restricted Subsidiaries during the current fiscal year (including property disposed of through dispositions of shares pursuant to
               Section 10.6 or sales of assets pursuant to Section 10.7(b) and including all proceeds under title insurance policies with respect to real property and all Net Insurance Proceeds (as defined in the Mortgages), self-insurance amount and Net Awards (as defined in the Mortgages) with respect to property lost as a result of damage, destruction or a taking which have not been applied to the cost of Restoration (as defined in the Mortgages)), less the amount of all such net proceeds previously applied in accordance with subdivision (iii)(B) of this Section 10.7(c) and the amount of such net proceeds equal to the purchase price of any assets acquired to the extent that (1) such assets were acquired within 180 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net proceeds of property disposed of under this Section 10.7(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States in the conduct of the Business, (4) such assets are subject to the Lien of the Security Documents, and (5) to the extent such assets were acquired (in whole or in part) with borrowed money, such borrowing has been repaid in full, (x) shall not exceed $5,000,000 during such fiscal year and (y) when aggregated with such net proceeds of all prior transactions under this Section 10.7(c), shall not exceed $15,000,000; or

                       (B) in the event that such net proceeds (less the amount
               thereof previously applied in accordance with this subdivision
               (iii)(B) and the amount thereof equal to the purchase price of any assets acquired to the extent that (1) such assets were acquired within 180 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net proceeds of property disposed of under this Section 10.7(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States in the conduct of the Business,

               (4) such assets are subject to the Lien of the Security Documents, and (5) to the extent such assets were acquired (in whole or in part) with borrowed money, such borrowing has been repaid in full) during the current fiscal year exceed $5,000,000 or, when aggregated with such net proceeds of all prior transactions under this Section 10.7(c), exceed $15,000,000 (the larger amount of such excess net proceeds actually realized being herein called "Excess Proceeds"), Star Gas shall promptly pay over to the Trustee under the Trust Agreement such Excess Proceeds not at the time held by the Trustee for application by the Trustee (x) within 180 days of the date of the disposal or loss of property to the acquisition of assets in replacement of the property so disposed of or lost or of assets which may be productively used in the United States in the conduct of the Business (and such newly acquired assets shall be subjected to the Lien of the Security Documents) or to the cost of Restoration (as defined in the Mortgages), or (y) to the extent of Excess Proceeds not applied pursuant to the immediately preceding clause
               (x), to the payment and/or prepayment of the Notes, the 1998 Notes, the 1995 Notes and Parity Debt, if any, pursuant to
               Section 9.1 and/or 9.3, all as provided in Section 4(d) of the Trust Agreement and such Section 9.1 and/or 9.3, and the Trustee shall have received an Officers' Certificate from the general partner of Star Gas certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the general partner of Star Gas) and that such consideration has been applied in accordance with the terms of this Agreement, and

                  (iv) in the case of any sale, lease or other disposition of Mortgaged Property which includes real property (or any interest therein), or any sale, lease or other disposition of Mortgaged Property resulting in the aggregate net proceeds of all such sales, leases or other dispositions exceeding $10,000,000, the Trustee shall have received an Officers' Certificate from the general partner of Star Gas certifying that such sale, lease or other disposition is in the best interest of Star Gas and will not have a Material Adverse Effect.

     Notwithstanding the foregoing, Star Gas and any Restricted Subsidiary may sell or dispose of (i) real property assets sold or disposed of within 12 months of the acquisition of such assets, and (ii) all other assets sold or disposed of within 6 months of the acquisition of such assets, in each case constituting a portion of an acquired business, if (y) such assets are specifically designated to the holders of any Notes in writing prior to such acquisition as assets to be disposed of, and (z) the Trustee shall have received an Officers' Certificate from the general partner of Star Gas certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the general partner of Star Gas). Such sales under this paragraph will not be applied towards the annual or cumulative limitations in subdivision (c) of this Section 10.7. The holders of Notes agree to take all actions necessary to cause dispositions of Mortgaged Property made in compliance with this
Section 10.7 to be made free and clear of the Liens created by the Security Documents.

          Section 10.8.  Partnership or Corporate Existence, Etc.; Business.
(a) (i) Star Gas will at all times preserve and keep in full force and effect its partnership existence and (subject to the provisions of subdivision (b) of this Section 10.8) its status as a partnership not taxable as a corporation for Federal income tax purposes; (ii) Star/Petro will at all times keep in full force and effect its corporate existence; (iii) each Obligor will cause each Restricted Subsidiary to keep in full force and effect its partnership or corporate existence; and (iv) each Obligor will, and each Obligor will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in Sections 10.6 and 10.7 and except that the partnership or corporate existence of any Restricted Subsidiary (other than Star/Petro), and any right or franchise of Star Gas or any Restricted Subsidiary, may be terminated if, in the good faith judgment of the general partner of Star Gas, such termination is in the best interest of Star Gas, is not disadvantageous to the holders of the Notes in any material respect and would not have a Material Adverse Effect).

      (b) Star Gas shall not be obligated to preserve its status as a partnership not taxable as a corporation for Federal income tax purposes if
(i) Star Gas's failure to preserve such status shall be the result of an amendment to the tax laws enacted by the Congress of the United States and
(ii) after giving effect to the loss of such status the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service, determined as of the date of the loss of such status, would be greater than 1.1 to 1.0, assuming, for the purposes of the computation of Consolidated Cash Flow, that Consolidated Cash Flow would be reduced by taxes at the applicable tax rate for Star Gas for such period had Star Gas been taxable as a corporation.

      (c) Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, engage in any lines of business other than the Business in which the Obligors and their Restricted Subsidiaries are engaged in on the date of this Agreement and described in the Public Partnership's SEC Form 10-K for the fiscal year ended September 30, 1999 and other activities incidental or related to the Business.

          Section 10.9. Payment of Taxes and Claims. Each Obligor will, and each Obligor will cause each Subsidiary to, pay all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the holders of the Notes for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the general partner of Star Gas.

          Section 10.10. Compliance with ERISA. Neither Obligor will, nor will either Obligor permit any Subsidiary or Related Person of either Obligor to:

            (a) (i) engage in any transaction in connection with which either Obligor or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in a manner, or take, or fail to take, any other action with respect to any Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(e) of ERISA), (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by either Obligor,
     (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, either Obligor or any Subsidiary or Related Person of either Obligor is required to pay as contributions thereto, result in the imposition of a Lien or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan or (v) engage in any transaction in connection with which either Obligor, any Subsidiary or any Related Person of either Obligor could be subject to liability pursuant to section 4069(a) or 4212(c) of ERISA, if, as a result of any such event, condition or transaction described in clauses (i) through (v) above, either individually or together with any other such event or condition, could result in (x) the imposition of a Lien on any assets or property of either Obligor or (y) any liability to either Obligor, any Subsidiary or any Related Person of either Obligor, which liability could have a Material Adverse Effect; or

            (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan maintained at such time by either Obligor or any Subsidiary or Related Persons of either Obligor to exceed the current value of the assets of any such Plan or (ii) permit the aggregate liability incurred by either Obligor and any Subsidiary and Related Persons of either Obligor pursuant to Title IV of ERISA with respect to one or more terminations of, or one or more complete or partial withdrawals from, any Plan to exceed $1,000,000.

As used in this Section 10.10, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the term "current value" has the meaning specified in section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in section 4001 of ERISA.

          Section 10.11. Maintenance of Properties; Insurance. To the extent required by the Security Documents, each Obligor will maintain or cause to be maintained in working order and condition, in accordance with normal industry standards, all properties used or useful in the business of either Obligor and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. To the extent required by the Security Documents, each Obligor will maintain or cause to be maintained, with Permitted Insurers, insurance with respect to its properties and business and the properties and business of the Restricted Subsidiaries of the types and in the amounts specified in the Security Documents and the Trustee shall be named as an additional insured party on each insurance policy obtained or maintained pursuant thereto.

          Section 10.12. Operative Agreements; Security Documents. Each Obligor will, and each Obligor will cause each Restricted Subsidiary to, perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement, unless the taking of or omitting to take any such action would not have a Material Adverse Effect, and will not amend, modify or supplement any Operative Agreement without the prior written consent of the Required Holders, provided that (a) the MLP Agreement and the Partnership Agreement may be amended, modified or supplemented without the prior written consent of the Required Holders if such amendment, modification or supplement would not have a Material Adverse Effect and Star Gas shall have delivered to each holder of a Note a copy of such proposed amendment, modification or supplement together with an Officers' Certificate describing such proposed amendment, modification or supplement and confirming that such proposed amendment, modification or supplement would not have a Material Adverse Effect and (b) the Bank Credit Facilities may be amended, modified or supplemented without the prior written consent of the Required Holders if such amendment, modification or supplement may be made without the written consent of any holders of the Notes under the Trust Agreement.

          Section 10.13. Chief Executive Office. Neither Obligor will move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Security Documents unless (a) not less than 45 days' prior written notice of its intention to do so, clearly describing the new location, shall have been given to the Trustee and each holder of a Note and (b) such action, reasonably satisfactory to the Trustee and each holder of a Note, to maintain any security interest in the property subject to the Security Documents at all times fully perfected and in full force and effect shall have been taken.

          Section 10.14. Recordation. The Obligors will promptly, but in any event within 30 days from the date of the Closing, cause to be duly recorded, published, registered and filed all Security Documents (in each case, not previously recorded, published, registered or filed in accordance with
Section 4.8), in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and first priority security interests of the parties thereto and their respective successors and assigns in all of the Mortgaged Property. The Obligors will pay all taxes, fees and other charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments in such places.

          Section 10.15. Information Required by Rule 144A. Each Obligor covenants that it will, upon the prior written request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act of 1933, as amended, in connection with the resale of Notes, except at such times as such Obligor is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For the purpose of this Section 10.15, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act of 1933, as amended.

          Section 10.16. Covenant to Secure Notes Equally. Each Obligor covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of
Section 10.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 18), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

          Section 10.17. Compliance with Laws. Each Obligor will, and each Obligor will cause each Subsidiary to, comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States, foreign countries, states, provinces and municipalities, and of or by any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, and of or by any court, arbitrator or grand jury, in respect of the conduct of their respective businesses and the ownership of their respective properties or business (including, without limitation, Environmental Laws), except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or the failure to so comply would not be expected to have a Material Adverse Effect.

          Section 10.18. Further Assurances. At any time and from to time promptly, the Obligors shall, at their expense, execute and deliver to each holder of a Note and to the Trustee such further instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the holders of the Notes, including, without limitation, the execution, delivery and recordation and filing of security agreements and financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction.

          Section 10.19. Subsidiaries. (a) Star Gas may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

            (i) immediately before and after giving effect to such designation no condition or event shall exist which constitutes an Event of Default or Potential Event of Default;

            (ii) immediately after giving effect to such designation, (1) (other than in the case of a designation of an Unrestricted Subsidiary that does not have any Indebtedness as a Restricted Subsidiary), Star Gas would be permitted to incur at least $1 of additional Indebtedness in compliance with subdivisions (i) and (ii) of Section 10.1(f), (2) Star Gas and the Restricted Subsidiaries would not be liable with respect to Indebtedness or any Guarantee, would not own any Investments and their property would not be subject to any Lien which is not permitted by this Agreement and
     (3) substantially all of Star Gas's assets will be located, and substantially all of Star Gas's business will be conducted, in the United States;

            (iii)  in the case of a designation as an Unrestricted Subsidiary,
     (A) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute a sale by Star Gas of all the assets of the Subsidiary so designated, such sale would be in compliance with subdivision (iii)(A) of Section 10.7(c) and (B) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute an Investment by Star Gas in respect of all the assets of the Subsidiary so designated, such Investment would be in compliance with Section 10.3(c), in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary, provided, that this subdivision (iii) of this Section 10.19(a) shall not apply to an acquisition or formation by Star Gas or a Restricted Subsidiary of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation (1) is funded solely by the net cash proceeds received by Star Gas from the general partner of Star Gas or from the Public Partnership as a capital contribution or as consideration for the issuance by Star Gas of additional partnership interests or (2) the assets involved in such acquisition are acquired in exchange for additional partnership interests of Star Gas or the Public Partnership;

            (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary;

            (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary at the time of such designation has a positive Consolidated Net Worth;

            (vi) Star Gas shall deliver to each holder of Notes, within 20 Business Days after any such designation, an Officers' Certificate stating the effective date of such designation and confirming compliance with the provisions of this Section 10.19;

            (vii) On the date of the Closing, Star/Petro shall be designated as a Restricted Subsidiary and, notwithstanding any other provision of this
     Section 10.19(a), such designation shall not be changed without the consent of the Required Holders; and

            (viii) On the date of the Closing, Petro Holdings shall be designated as an Unrestricted Subsidiary and, notwithstanding any other provision of this Section 10.19(a), such designation shall not be changed without the consent of the Required Holders.

     In the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have
(A) made or acquired all Investments owned by it, and (B) incurred all Indebtedness owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.

      (b) Star Gas will cause each Restricted Subsidiary, at the time it is or is deemed to be designated as a Restricted Subsidiary, to (i) become a party to the Obligor Security Agreement and the Subsidiary Guarantee Agreement by execution of a Supplemental Agreement and (ii) enter into such documents (in form and substance satisfactory to the Required Holders) as may be necessary or as any holder of Notes may request in order to secure such Restricted Subsidiary's obligations under the Subsidiary Guarantee Agreement with all or substantially all of the assets of such Restricted Subsidiary.

      (c) Star Gas will not own any Subsidiaries other than Wholly-Owned Subsidiaries satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary.

          Section 10.20. Rating. If (i) the General Partner of Star Gas shall withdraw as general partner of Star Gas or (ii) if any person (as such term is used in rule 13(d) or rule 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of the Closing), or related persons constituting a group (as such term is used in rule 13d-5 under the Exchange Act, as in effect on the date of the Closing), or related persons constituting a group (as such term is used in rule 13d-5 under the Exchange Act, as in effect on the date of the Closing) shall acquire a majority of the Common Units, then the Obligors at their expense shall promptly, but in any event within 20 Business Days from the date of such event or condition, have the Notes re-rated by an Approved Rating Agency.

          Section 10.21. Accounting Changes. Neither Obligor will, nor will either Obligor suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP. Each Obligor will, and each Obligor will cause each Restricted Subsidiary to, cause its fiscal year to end on September 30 in each year.

          Section 10.22. Certain Real Property. Without affecting the obligations of either Obligor or any of the Restricted Subsidiaries under any of the Security Documents, in the event that either Obligor or any Restricted Subsidiary, at any time after the date of this Agreement, whether directly or indirectly, acquires any interest in any real property, including any fee or other ownership interest in one or more properties with an aggregate cost in excess of $50,000, or any interest under one or more leases of real property for a term in excess of three years and involving aggregate average payments in excess of $100,000 per annum (each such interest, an "After Acquired Property"), the Obligors will, or the Obligors will cause such Restricted Subsidiary to, as soon as practical provide written notice thereof to each holder of a Note, setting forth with specificity a description of such After Acquired Property, the location of such After Acquired Property, any structures or improvements thereon and an appraisal or its good-faith estimate of the current value of such real property ("Current Value"). The Required Holders may require the applicable Obligor or the applicable Restricted Subsidiary to grant and record a mortgage in favor of the Trustee on such After Acquired Property, provided that no new mortgage on such After Acquired Property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In the event a mortgage is granted, the applicable Obligor or the applicable Restricted Subsidiary shall execute and deliver to the Trustee a mortgage, together with such documents or instruments as the Required Holders shall require. In no event shall any title insurance policy for any such After Acquired Property be in an amount which is less than the Current Value of such After Acquired Property. If, at any time, the aggregate cost to the Obligors and the Restricted Subsidiaries of each interest in real property (a) acquired by either Obligor or any Restricted Subsidiary, whether directly or indirectly, at any time after the date of this Agreement, at a cost equal to or less than $50,000, (b) at such time, owned directly or indirectly by either Obligor or any Restricted Subsidiary and
(c) for which a mortgage in favor of the Trustee is not in effect (the "Aggregate Cost of Unmortgaged Property"), exceeds $500,000, the Obligors will, as soon as practical, and in any event within 10 Business Days, provide written notice thereof to each holder of a Note, setting forth with specificity a description of each such interest in real property, the location of such real property and an appraisal or its good-faith estimate of the current value of each such real property. The Required Holders may require the applicable Obligor or the applicable Restricted Subsidiary to grant and record a mortgage in favor of the Trustee on one or more of such real property so that the Aggregate Cost of Unmortgaged Property does not exceed $500,000, provided that no new mortgage on any such real property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In the event a mortgage is required, the applicable Obligor or the applicable Restricted Subsidiary shall execute and deliver to the Trustee a mortgage, together with such documents or instruments as the Required Holders shall require. Further, with regard to any interest in real property, including any fee or other ownership interest in real property or any material lease of real property, currently owned or held by either Obligor or any Restricted Subsidiary and which is not being encumbered by a mortgage of even date herewith (each such interest, an "Existing Unmortgaged Property"), upon the written request of the Required Holders, the applicable Obligor will, or the Obligors will cause any applicable Restricted Subsidiary to, execute and deliver to the Trustee a mortgage, together with such documents or instruments as the Required Holders shall require. In no event shall the title insurance policy for any such Existing Unmortgaged Property be in an amount which is less than the Current Value of such Existing Unmortgaged Property. The Obligors shall pay all fees and expenses, including reasonable attorneys' fees and expenses and expenses of any customary environmental due diligence, and title insurance charges and premiums, in connection with the obligations of the Obligors and the Restricted Subsidiaries under this Section 10.22.

          Section 10.23. Sale and Lease-Back Transactions. Neither Obligor will, nor will either Obligor cause or permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 10.24.  Acquisitions.  Except as otherwise permitted by
Section 10.7, neither Obligor will, nor will either Obligor cause or permit any of the Restricted Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (a) either Obligor or any Restricted Subsidiary may purchase inventory in the ordinary course of business and
(b) either Obligor or any Restricted Subsidiary may engage in any such acquisition if no Event of Default or Potential Event of Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto.

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

          Section 10.25. Impairment of Security Interests. Neither Obligor will, nor will either Obligor permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Trustee with respect to the Mortgaged Property, and neither Obligor will, nor will either Obligor permit any of the Subsidiaries to, grant to any Person (other than the Trustee) any interest whatsoever in the Mortgaged Property.

          Section 10.26. Limitation on Restrictions on Subsidiary Dividends, Etc. Neither Obligor will, nor will either Obligor cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any a encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its capital stock, or pay any indebtedness owed to Star Gas or any Restricted Subsidiary, (b) make loans or advances to Star Gas or any Restricted Subsidiary or (c) transfer any of its properties or assets to Star Gas or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices or (ii) this Agreement or any other Operative Agreement.

          Section 10.27. No Other Negative Pledges. Neither Obligor will, nor will either Obligor cause or permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of either Obligor or any Restricted Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Agreement, the 1998 Note Agreement, the 1995 Note Agreements, the Bank Credit Facilities and any Parity Debt Agreement (as defined in the Trust Agreement).

          Section 10.28. Sales of Receivables. Neither Obligor will, nor will either Obligor cause or permit any of the Restricted Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable, except for accounts receivable consisting of assets of an operating unit sold as a going concern in accordance with all other provisions of this Agreement.

          Section 10.29.  Fixed Price Supply Contracts; Certain Policies.
(a) Neither Obligor will, nor will either Obligor permit any of the Restricted Subsidiaries to, at any time be a party or subject to any contract for the purchase or supply by such parties of propane or other product except where
(i) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or
(ii) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to.

      (b) Star Gas will not amend, modify or waive the trading policy or supply inventory position policy existing as of the date of the Closing except that Star Gas may amend its supply inventory position policy such that such policy provides that neither it nor any of the Restricted Subsidiaries will hold on hand more than 90 days of commodities inventory. The Obligors will provide each holder of a Note with prompt written notice of any such new commodity hedging agreement or any such change in such policy. Subject to the foregoing exception, Star Gas and the Restricted Subsidiaries will comply in all material respects with such policies at all times.

          Section 10.30. Certain Operations. Neither Obligor shall permit Petro or any of its Affiliates (other than the Star Gas and the Restricted Subsidiaries) to acquire a business which derives any revenues from the sale of propane if, after giving effect to such acquisition, Petro's Pro Forma Propane Volumes would equal or exceed the lesser of (a) 15% of Star Gas's reported propane volumes sold for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of such acquisition and (b) 15 million gallons of propane (such lesser amount, the "maximum permitted amount"). If as a result of an acquisition, Petro's Pro Forma Propane Volumes exceed the maximum permitted amount, Petro shall not be in violation of this Section 10.30 if within the period of 90 days following such acquisition it completes the disposition of sufficient propane volume to reduce Petro's Pro Forma Propane Volumes below the maximum permitted amount. For purposes of this Section 10.30, "Petro's Pro Forma Propane Volumes" shall mean the actual propane volumes sold by Petro and any of its Affiliates (other than Star Gas and the Restricted Subsidiaries) for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination plus the propane volumes sold of the propane business to be acquired for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination. In addition, in the event Petro or any of its Affiliates (other than Star Gas and the Restricted Subsidiaries) owns a propane business, Star Gas shall not permit Petro or any such Affiliate to accept as a customer (except for de minimis, unintentional and isolated acceptances) any Person who is (or was during the last billing cycle of Star Gas and the Restricted Subsidiaries) a customer of Star Gas and the Restricted Subsidiaries.

          Section 10.31. Independent Organizational Existence. Except as set forth on Schedule 10.31, (a) each Obligor shall maintain, and each Obligor shall cause each of the Subsidiaries (other than Petro and its Subsidiaries) to maintain, books, records and accounts that are separate from the books, records and accounts of Petro or any of its Subsidiaries such that: (i) the revenues of Star Gas and its Subsidiaries will be credited to the accounts of Star Gas and its Subsidiaries only; (ii) all expenses incurred by Star Gas and its Subsidiaries shall be paid only from the accounts of Star Gas and its Subsidiaries (other than those paid by Petro and allocated to Star Gas in the manner set forth in clause (c) of this Section); (iii) only officers and employees of the general partner of Star Gas, Star Gas and its Subsidiaries in their capacity as such shall have the authority to make disbursements with respect to the accounts of Star Gas and its Subsidiaries; (iv) there shall occur no sharing of accounts or funds between Star Gas and its Subsidiaries (other than Petro and its Subsidiaries), on the one hand, and Petro or any of its Subsidiaries, on the other hand, and (v) all cash and funds of Star Gas and its Subsidiaries (other than Petro and its Subsidiaries) shall be managed separately from the cash and funds of Petro or any of its Subsidiaries, and there shall not occur any commingling including for investment purposes, of funds or assets of Star Gas and its Subsidiaries (other than Petro and its Subsidiaries) with the funds or assets of Petro or any of its Subsidiaries.

      (b) All full-time employees, consultants and agents of Star Gas and its Subsidiaries (other than Petro and its Subsidiaries) shall be compensated directly from the bank accounts of the general partner of Star Gas, Star Gas and such Subsidiaries for services provided by such employees, consultants and agents and, to the extent any employee, consultant or agent is also an employee, consultant or agent of Petro or any of its Subsidiaries, the compensation of such employee, consultant or agent shall be allocated in accordance with clause (c) of this Section among Star Gas and its Subsidiaries (other than Petro and its Subsidiaries), on the one hand, and Petro and any of its Subsidiaries, on the other hand, on a basis which reasonably reflects the services rendered to Star Gas and its Subsidiaries (other than Petro and its Subsidiaries).

      (c) All overhead expenses (including telephone and other utility charges) for items shared by Star Gas and its Subsidiaries (other than Petro and its Subsidiaries), on the one hand, and Petro or any of its Subsidiaries, on the other hand, shall be allocated on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use.

      (d) Star Gas shall not permit Petro or any of its Subsidiaries to be named as a loss payee or additional insured on the insurance policy covering the property of Star Gas or any of its Subsidiaries (other than Petro and its Subsidiaries), or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Petro and its Subsidiaries.

          Section 10.32. Damage, Destruction, Taking, Etc. In the event of any damage, destruction or a taking in respect of all or a portion of the properties subject to any of the Security Documents or in the event there shall be proceeds under title insurance policies with respect to any real property, neither Obligor will apply any Net Insurance Proceeds (as defined in the Mortgages), self-insurance amounts, Net Awards (as defined in the Mortgages) or title insurance proceeds, if such proceeds (whether resulting from one or a series of events or circumstances) exceed $25,000,000 in the aggregate, to the cost of Restoration (as defined in the Mortgages) or to replacements or other assets without the prior written consent of the Required Holders.

          Section 10.33. Trust Agreement. On or prior to the scheduled maturity date of the 1995 Notes or, if the Obligors shall have elected to prepay the 1995 Notes, in whole but not in part, prior to such scheduled maturity date, on or prior to the date scheduled for such prepayment, the Obligors shall cause the Trust Agreement to be amended (to the extent not previously done so) (a) to cause the definitions of "Event of Default" and "Potential Event of Default" to include Events of Default and Potential Events of Default under this Agreement,
(b) to cause the definition of "Requisite Percentage" not to provide any greater rights under the Trust Agreement to the Banks or any other Parity Lenders (as defined in the Trust Agreement) than the rights provided to the holders of the Notes and (c) in such other manner as may be reasonably requested by the Required Holders.

Section 11.  Events of Default; Acceleration.

     If any of the following conditions or events ("Events of Default") shall occur and be continuing

            (a) the Obligors shall default in the payment of any principal of or Make Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Obligors shall default in the payment of any interest on any Note or any amount due and payable under any Operative Agreement for more than 5 Business Days after the same becomes due and payable; or

            (c) the Obligors shall default in the performance of or compliance with any term contained in Section 7(h) or any of Sections 10.1 through 10.8, inclusive and Section 10.10(b); or

            (d) either Obligor, the general partner of Star Gas, the Public Partnership or any Restricted Subsidiary shall default in the performance of or compliance with any other term contained in this Agreement or any other Operative Agreement and such default shall not have been remedied within 30 days after such default shall first have become known to any officer of such Person or written notice thereof shall have been received by either Obligor or the general partner of Star Gas; or

            (e) any representation or warranty made in writing by or on behalf of either Obligor or any of their Affiliates in this Agreement, any other Operative Agreement or in any instrument furnished in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made; or

            (f) either Obligor or any Restricted Subsidiary (as principal or guarantor or other surety) shall default in the payment of any amount of principal of or premium or interest on the Bank Credit Facilities, or other Indebtedness which is outstanding in a principal amount of at least $2,000,000 in the aggregate (other than the Notes); or any event shall occur or condition shall exist in respect of the Bank Credit Facilities, or other Indebtedness which is outstanding in a principal amount of at least $2,000,000 or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating to the Bank Credit Facilities or such other Indebtedness the effect of which is to cause (or to permit one or more Persons to cause) such Bank Credit Facilities or other Indebtedness to become due before its stated maturity or before its regularly scheduled dates of payment or to permit the holders thereof to cause either Obligor or any Restricted Subsidiary to repurchase or repay such Bank Credit Facilities or other Indebtedness, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

            (g) filing by or on the behalf of either Obligor or the general partner of Star Gas of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or Federal, now or hereafter existing ("Bankruptcy Law"), or any action by either Obligor or the general partner of Star Gas for, or consent or acquiescence to, the appointment of receiver, trustee or other custodian of either Obligor, or the general partner of Star Gas, or of all or a substantial part of its property; or the making by either Obligor or the general partner of Star Gas of any assignment for the benefit of creditors, or the admission by either Obligor or the general partner of Star Gas in writing of its inability to pay its debts as they become due; or

            (h) filing of any involuntary petition against either Obligor or the general partner of Star Gas in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over either Obligor or the general partner of Star Gas or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of either Obligor or the general partner of Star Gas or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of either Obligor or the general partner of Star Gas; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

            (i) filing by or on the behalf of any Restricted Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by any Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such Restricted Subsidiary or of all or a substantial part of its property; or the making by any Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by any Restricted Subsidiary in writing of its inability to pay its debts as they become due; or

            (j) filing of any involuntary petition against any Restricted Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Restricted Subsidiary; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged, or

            (k) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against either Obligor or any Restricted Subsidiary for the payment of money in excess of $1,000,000 in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal within 45 days after the date due, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires or any action shall be legally taken by a creditor to levy upon the assets or properties of either Obligor or any Restricted Subsidiary to enforce any such judgment; or

            (l) any of the Operative Agreements shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or if the validity or the enforceability of any of the Operative Agreements shall be contested by or on behalf of either Obligor, the General Partner, the general partner of Star Gas, the Public Partnership or any Restricted Subsidiary, or either Obligor, the General Partner, the general partner of Star Gas, the Public Partnership or any Restricted Subsidiary shall renounce any of the Operative Agreements, or deny that it is bound by the terms of any of the Operative Agreements; or

            (m) any order, judgement or decree is entered in any proceedings against an Obligor decreeing a split-up of such Obligor which requires the divestiture of assets of such Obligor or the divestiture of the stock of a Restricted Subsidiary which would not be permitted if such divestiture were considered a partial disposition of assets pursuant to Section 10.7(c) and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal within 30 days after entry thereof, or, in the event of such a stay, such order, judgment or decree shall not be discharged within 30 days after such stay expires; or

            (n) there shall occur at any time a change in Legal Requirements specifically applicable to either Obligor or to the Business or to the business of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances which would have a Material Adverse Effect (other than on the prospects (financial or otherwise) of the Obligors or the Business) and 60 days after the earlier of (i) such occurrence shall first have become known to any officer of either Obligor or the general partner of Star Gas or (ii) written notice thereof shall have been received by either Obligor or the general partner of Star Gas from any holder of any Note, such Material Adverse Effect shall be continuing; or

            (o) any Lien purported to be created by any Security Document shall cease to be, or shall for any reason be asserted by either Obligor, the general partner of Star Gas or any Restricted Subsidiary not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, other than as a result of an act or omission of the Trustee or any holder of a Note; or

            (p) any governmental authority revokes or fails to renew any material license, permit or franchise of either Obligor or any Restricted Subsidiary, or either Obligor or any Restricted Subsidiary for any reason loses any material license, permit or franchise, or either Obligor or any Restricted Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding, (judicial or administrative) with respect to any material license, permit or franchise;

then, (x) upon the occurrence of any Event of Default described in subdivision
(g) or (h) of this Section 11, the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, or, (y) upon the occurrence and continuance of any other Event of Default, any holder or holders of 50% or more in principal amount of the Notes at the time outstanding, may at any time (unless all defaults shall theretofore have been remedied in accordance with the terms hereof) at its or their option, by written notice or notices to either Obligor, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, the applicable Make Whole Amount, if any, with respect to such Notes, all without presentment, demand, protest or further notice, which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) or (b) (insofar as it relates to interest on any Note) of this
Section 11, any holder of the Notes at the time outstanding may, at its option, by notice in writing to either Obligor, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, the applicable Make Whole Amount, if any, with respect to such Notes.

     At any time after the principal of, and interest accrued on, all the Notes are declared due and payable, the Required Holders, by written notice to the Obligors, may rescind and annul any such declaration and its consequences (other than in respect of any Note which has been individually accelerated pursuant to the proviso contained in the immediately preceding paragraph) if (x) the Obligors have paid all overdue interest on the Notes, the principal of and Make Whole Amount, if any, on any such Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and the applicable Make Whole Amount, if any, and (to the extent permitted by applicable law) overdue interest, at a rate per annum equal to the rate of interest stated on the face of such Notes plus 2.0%, (y) all Events of Default, other than nonpayment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Events of Default or Potential Events of Default have been cured or waived, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

Section 12.  Remedies on Default; Recourse, Etc.

     In case any one or more Events of Default or Potential Events of Default shall occur and be continuing, (a) the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (b) the Trustee and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. In case of a default in the payment or performance of any provision hereof or of the Notes or of the Security Documents, the Obligors will pay to the holder of each Note such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein or in any of the Security Documents. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Section 13.  Definitions.

     As used herein the following terms have the following respective meanings:

     "Administrative Agent" shall mean Fleet National Bank f/k/a BankBoston, N.A., in its capacity as administrative agent for the Banks under the Bank Credit Facilities, and its successors in such capacity.

     "Affiliate" shall mean as applied to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that (a) for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, (b) as applied to either Obligor, the term "Affiliate" shall include Petro, the general partner of Star Gas and the Public Partnership, and (c) no Purchaser nor any other Person which is an institution shall be deemed to be an Affiliate of either Obligor solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants contained in this Agreement or other Operative Agreements.

     "After Acquired Property" shall have the meaning provided in Section 10.22.

     "Aggregate Cost of Unmortgaged Property" shall have the meaning specified in Section 10.22.

     "All Star Gas Mortgages" shall mean those certain deeds of trust and/or mortgages to be entered into between Star Gas and/or a Restricted Subsidiary and the Trustee in respect of certain parcels of real property located in Indiana, Michigan and Ohio acquired by Star Gas from All Star Gas Inc. of Indiana, All Star Gas Inc. of Michigan and All Star Gas Inc. of Ohio pursuant to that certain Purchase Agreement dated January 27, 2000.

     "Approved Rating Agency" shall mean Standard & Poor's Rating Group, Moody's Investor Service, Inc., Duff and Phelps Credit Rating Co. or Fitch Investors Service, Inc.

     "Assets" shall mean the assets conveyed to Star Gas pursuant to the Conveyance Agreements and/or the assets covered by the Security Documents, as the context may require.

     "Available Cash" shall mean with respect to any calendar quarter, (a) the sum of (i) all cash of Star Gas and the Restricted Subsidiaries on hand at the end of such quarter (other than Public Partnership Restricted Proceeds) and
(ii) all additional cash of Star Gas and the Restricted Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter obtained through available borrowings under the Working Capital Facility made after the end of such quarter (provided that such borrowings under the Working Capital Facility shall in no event exceed available borrowings under the Working Capital Facility as of the end of such quarter), less (b) any cash reserves in such amounts as the general partner of Star Gas shall determine to be necessary or appropriate in its reasonable discretion to (A) provide for the proper conduct of the business of Star Gas and the Restricted Subsidiaries (including, without limitation, cash reserves for future capital expenditures) or (B) provide funds for distributions under sections 5.4(a)(i), (ii), and (iii) or 5.4(b)(i) of the MLP Agreement in respect of any one or more of the next four quarters or (C) comply with applicable law or any loan agreement (including this Agreement), mortgage, security agreement, debt instrument or other agreement or obligation to which Star Gas or any Restricted Subsidiary is a party or its assets are subject, (including the payment of principal, Make Whole Amount, if applicable, and interest) of the Obligors in respect of the Notes; provided that Available Cash shall exclude without duplication (x) in each calendar quarter a reserve equal to at least 50% of the aggregate amount of all interest payments in respect of all Indebtedness of Star Gas and the Restricted Subsidiaries upon which interest is due semiannually or less frequently to be made in the next quarter (assuming, in the case of Indebtedness incurred under the Bank Credit Facilities and other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter will remain in effect until such Indebtedness is due to be paid), (y) with respect to any Indebtedness secured equally and ratably with the Notes of which principal is payable annually, in the third calendar quarter immediately preceding each calendar quarter in which any scheduled principal payment is due with respect to such Notes and other Indebtedness (a "principal payment quarter"), a reserve equal to at least 25% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness secured equally and ratably with the Notes in such principal payment quarter; in the second calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness in such principal payment quarter; and in the calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness in such principal payment quarter, and (z) with respect to the Notes and any other Indebtedness secured equally and ratably with the Notes of which principal is payable semiannually, in each calendar quarter which immediately precedes a quarter in which principal is payable in respect of such Notes and such Indebtedness a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness in the next quarter; provided further that the amount of such reserve specified in clauses (x), (y) and (z) of this definition for principal amounts to be paid shall be reduced by the aggregate principal amount of all binding, irrevocable letters of credit established to refinance such principal amounts.

     "Bank Credit Facilites" shall mean that Credit Agreement, dated as of December 13, 1995, among Star Gas, Fleet National Bank f/k/a BankBoston, N.A., as administrative agent, Bank of America, N.A. as successor to NationsBank, N.A., as documentation agent and the lenders named therein as amended by the First Amendment dated as of May 31, 1996, the Second Amendment dated as of October 21, 1997, the Third Amendment dated as of April 15, 1998, the Fourth Amendment dated as of November 3, 1998, the Fifth Amendment dated as of January 22, 1999, the Sixth Amendment dated as of March 25, 1999, and the Seventh Amendment dated as of June 18, 1999, and any extension, renewal, refunding, or replacement thereof otherwise permitted to be incurred and outstanding under Section 10.1, pursuant to which the Initial Acquisition Facility and the Working Capital Facility will be made available to Star Gas.

     Bankruptcy Law" shall have the meaning specified in Section 11(g).

     "Banks" shall mean the financial institutions listed in the signature pages of the Bank Credit Facilities, each assignee which becomes a lender under the Bank Credit Facilities pursuant to the terms thereof and their respective successors.

     "Business" shall mean the operation by Star Gas and its Subsidiaries of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized by law to be closed.

     "Called Principal" shall mean with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.2, 9.3 or 9.4 or becomes or is declared to be immediately due and payable pursuant to Section 11, as the context requires.

     "Capital Lease" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "Cash Collateral Agreement" shall mean the Cash Collateral Agreement dated as of December 13, 1995, between Star Gas and the Administrative Agent, as amended from time to time.

     "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Closing" shall have the meaning specified in Section 3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commodity Hedging Agreement(s)" shall mean any agreement or arrangement designed solely to protect Star Gas against fluctuations in the price of propane with respect to quantities of propane that Star Gas reasonably expects to purchase from suppliers, sell to its customers or need for its inventory during the period covered by such agreement or arrangement.

     "Common Units" shall have the meaning provided for in the MLP Agreement.

     "Confirmation of Parity Debt" shall mean the Confirmation of Parity Debt among each Obligor, the General Partner, the Restricted Subsidiaries party to the Obligor Security Agreement, the Public Partnership, the Banks, the Administrative Agent under the Bank Credit Facilities, the Documentation Agent under the Bank Credit Facilities, the holders of the 1998 Notes, the holders of the 1995 Notes and the Trustee, in the form attached hereto as Exhibit D, as amended from time to time.

     "Consolidated Cash Flow" shall mean, at any date of determination, for the period of four consecutive fiscal quarters most recently completed at least
45 days (except that in connection with any calculation required pursuant to Section 10.4, for the period of four consecutive fiscal quarters most recently completed) prior to such date of determination,

            (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (i) Consolidated Net Income and
     (ii) all amounts deducted in arriving at such Consolidated Net Income in respect of (1) interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease obligations),
     (2) provisions for all taxes and reserves (including, reserves for deferred income taxes) and (3) non-cash items, less

            (b) without duplication, any cash items added in the determination of such Consolidated Net Income for such period.

Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the four consecutive fiscal quarters most recently completed at least 45 days (except that in connection with any calculation required pursuant to Section 10.4, for the period of four consecutive fiscal quarters most recently completed) prior to such date of determination to, without duplication, any asset sales or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of Star Gas or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the date of determination (the "Reference Period"), as if such asset sale or asset acquisition occurred on the first day of the Reference Period; provided, that Consolidated Cash Flow generated by an acquired business or asset shall be determined for the four full fiscal quarters preceding the date of acquisition of such business or asset, on the basis of, without duplication, (x) the historical sales volume of the acquired asset less an estimated post-acquisition loss of sales volume of three percent (3%) minus (y) the actual cost to Star Gas of the goods sold as determined for the volume determined in clause (x) above minus (z) the pro forma expenses that would have been incurred by Star Gas in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by Star Gas in the operation of such acquired business or asset and non-personnel costs and expenses incurred by Star Gas or the general partner of Star Gas in the operation of Star Gas's business at similarly situated Star Gas facilities or Restricted Subsidiary facilities.

     "Consolidated Interest Expense" shall mean, as of any date of determination, the total amount payable by Star Gas and the Restricted Subsidiaries on a consolidated basis, during the period of four consecutive fiscal quarters most recently completed at least 45 days (except that in connection with any calculation required pursuant to Section 10.4, during the period of four consecutive fiscal quarters most recently completed) prior to such date of determination, in respect of all interest charges (including amortization of debt discount and expense and imputed interest on actual payments under Capital Lease obligations) with respect to Indebtedness of Star Gas and the Restricted Subsidiaries outstanding during such period of four consecutive fiscal quarters.

     "Consolidated Net Income" shall mean, with reference to any period, the net income (or deficit) of Star Gas and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Star Gas or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Star Gas or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by Star Gas or such Restricted Subsidiary in the form of dividends (but subject to the limitations specified in the proviso below),
(c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,
(e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such terms to include all fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets, and all securities),
(f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of Star Gas or any Restricted Subsidiary, (i) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary, and
(k) in the case of a successor to Star Gas by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; provided, further, that notwithstanding clause (b) above, there shall be excluded in any event the income (or deficit) of Petro Holdings, whether or not any amounts are actually received by Star Gas or any Restricted Subsidiary from or through Petro Holdings in the form of dividends or otherwise.

     "Consolidated Net Worth" shall mean, as to Star Gas, the amount by which

            (a) the total assets of Star Gas and the Restricted Subsidiaries appearing on a consolidated balance sheet of Star Gas and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination (after eliminating all amounts properly attributable to minority interests in the stock and surplus, if any, of the Restricted Subsidiaries) exceeds

            (b) total liabilities of Star Gas and the Restricted Subsidiaries appearing on a consolidated balance sheet of Star Gas and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions, and as to any other Person, the amount by which

            (") the total assets of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination (after eliminating all amounts properly attributable to minority interests in the stock and surplus, if any, of its Subsidiaries) exceeds

            (ii) total liabilities of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions.

     "Consolidated Pro Forma Debt Service" shall mean as of any date of determination, the total amount payable by Star Gas and the Restricted Subsidiaries on a consolidated basis, during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all interest charges (excluding amortization of debt discount and expense) with respect to Indebtedness of Star Gas and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, and (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Bank Credit Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Bank Credit Facilities, that (1) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Bank Credit Facilities during the most recent four fiscal quarters, (2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or replaced), no principal payments will be made under the Working Capital Facility and (3) principal payments relating to the Initial Acquisition

Facility will become due based on the assumption that the conversion to the fixed amortization schedule pursuant to sections 2.01(c) and 2.02(g) of the Bank Credit Facilities, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Bank Credit Facilities as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including, the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity to be extended, (e) including any other designated debt repayments due within twelve months from such date of determination and (f) excluding principal and interest payments in connection with Star/Petro Intercompany Subordinated Debt.

     "Conveyance Agreements" shall mean (a) the Contribution, Conveyance and Assumption Agreement, dated as of December 20, 1995, among Star Gas Corporation, Star Gas, Star Gas Partners, L.P., Stellar Propane Services Corp., Star Gas Silgas of Illinois, Inc. and Silgas Inc. and (b) each of the individual conveyances, assignments and bills of sale delivered to Star Gas pursuant to the Contribution, Conveyance and Assumption Agreement referred to in the foregoing clause (a).

     "Current Value" shall have the meaning provided for in Section 10.22.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield plus 50 basis points with respect to such Called Principal.

     "Documentation Agent" shall mean Bank of America, N.A. as successor to NationsBank, N.A., in its capacity as documentation agent for the Banks under the Bank Credit Facilities, and its successors in such capacity.

     "Dollar" and sign i$i shall mean lawful money of the United States of America.

     "Environmental Laws" shall mean applicable Federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" shall have the meaning specified in Section 11.

     "Excess Proceeds" shall have the meaning specified in Section 10.7(c).

     "Existing Unmortgaged Property" shave have the meaning specified in
Section 10.22.

     "Funded Debt" shall mean, as applied to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from the date of the initial creation thereof, provided that Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof, provided further that, in the case of Star Gas, Funded Debt shall not include any Indebtedness under the Working Capital Facility.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

     "General Partner" shall mean Star Gas LLC, a Delaware limited liability company.

     "General Partner Guarantee Agreement" shall mean the General Partner Guarantee Agreement between the General Partner and the Trustee, dated as of March 25, 1999, as amended from time to time.

     "General Partner of Star Gas" shall mean the General Partner, so long as it holds a general partner interest in Star Gas, and any successor to such interest or any part thereof, so long as such successor shall hold such interest or part thereof.

     "Guaranty" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

     "Hazardous Materials" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

     "Indebtedness" shall mean as applied to any Person (without duplication):

            (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

            (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

            (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition or property, assets or businesses;

            (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

            (e) any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

            (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

            (g) all redeemable capital stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

            (h) any preferred stock of any Subsidiary of such Person valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

            (i) any indebtedness of the character referred to in clause (a) through (h) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

            (j) any indebtedness of any other Person of the character referred to in clause (a) through (i) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

Notwithstanding the foregoing, in determining the Indebtedness of Star Gas and the Restricted Subsidiaries, there shall be excluded all undrawn letters of credit (not yet due and payable), trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms.

     "Initial Acquisition Facility" shall mean that Initial Acquisition Facility under the Bank Credit Facilities which shall permit borrowings thereunder in an aggregate amount of up to $30,000,000 and which shall be secured by the Mortgaged Property pursuant to the Security Documents, and any extension, renewal, refunding or replacement thereof otherwise permitted to be incurred and outstanding under Section 10.1.

     "Intercompany Notes" shall mean any and all promissory notes of a Restricted Subsidiary issued to Star Gas or to another Restricted Subsidiary, in the form attached as Exhibit C hereto or such other form as may be satisfactory to the Required Holders, representing all Indebtedness of such Restricted Subsidiary to Star Gas or such other Restricted Subsidiary, as the case may be.

     "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed solely to protect Star Gas against fluctuations in interest rates on Indebtedness outstanding under the Bank Credit Facilities entered into with one or more of the banks party to the Bank Credit Facilities.

     "Inventory" shall mean goods held by a Person for sale or lease or to be furnished under contracts of service or if such Person has so furnished them, or if they are raw materials, work in process or materials used or consumed in the Business (but not goods which are, or may become, fixed assets, or which have a relatively long period of use).

     "Investment" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "Investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of Section 10.3(b), the amount involved in Investments made during any period shall be the aggregate cost to Star Gas of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment) or as loans from any Person in whom such Investments have been made.

     "Investment Grade" shall mean, in any case, the lowest of (a) in the case of a rating conducted by Standard & Poor's Ratings Group, a rating of at least BBB- or PPR2-, (b) in the case of a rating conducted by Duff and Phelps Credit Rating Co. or Fitch Investors Service, Inc., a rating of at least BBB- or (c) in the case of a rating conducted by Moody's Investor Service, Inc., a rating of at least Baa3.

     "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any governmental authority of any of the foregoing) of any governmental authority.

     "Lien" shall mean, as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP.

     "Lockbox Agreements" shall mean any and all agreements among any bank, in its capacity as the depository bank, Star Gas or a Restricted Subsidiary and the Trustee in substantially the form attached hereto as Exhibit Q to the 1995 Note Agreements, as amended from time to time.

     "Make Whole Amount" shall mean with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments of the Called Principal of such Note over such Called Principal. The Make Whole Amount shall in no event be less than zero.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects (financial or otherwise) of the Obligors or the Business, (b) the ability of either Obligor, the General Partner or any Restricted Subsidiary to perform its obligations under this Agreement or any other Operative Agreement or (c) the validity, enforceability, perfection or priority of this Agreement or any other Operative Agreement or of the rights or remedies of the holder of any Notes or the Trustee.

     "Maximum Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the highest total amount payable by Star Gas and the Restricted Subsidiaries on a consolidated basis, during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date of determination occurs and ending on the latest maturity date of the Notes, in respect of scheduled principal payments and all interest charges with respect to all Indebtedness of Star Gas and the Restricted Subsidiaries outstanding or to be outstanding, after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, and (a) including actual payments under Capital Lease obligations,
(b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Bank Credit Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Bank Credit Facilities, that (1) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Bank Credit Facilities during the most recent four fiscal quarters, (2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended or renewed) no principal payments will be made under the Working Capital Facility and (3) principal payments relating to the Initial Acquisition Facility will become due based on the assumption that the conversion to the fixed amortization schedule pursuant to section 2.01(c) and 2.02(g) of the Bank Credit Facilities, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Bank Credit Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended, (e) including any other designated debt repayments due within twelve months from such date of determination and (f) excluding principal and interest payments in connection with Star/Petro Intercompany Subordinated Debt.

     "maximum permitted amount" shall have the meaning specified in
Section 10.30.

     "MLP Agreement" shall mean the Agreement of Limited Partnership of Star Gas Partners, L.P., dated as of December 20, 1995, as amended from time to time.

     "Mortgage(s)" shall mean the separate mortgage, security agreement and fixture filings among Star Gas, Star Gas LLC as successor to Petroleum Heat and Power Co., Inc. and Star Gas Corporation and the Trustee, substantially in the form of Exhibit D1 to the 1995 Note Agreements, and the All Star Gas Mortgages, each as amended from time to time.

     "Mortgaged Property" shall mean collectively, the properties referred to as the "Mortgaged Property" in the Mortgages or as the "Collateral" under the Obligor Security Agreement and as the "Security" in the Trust Agreement.

     "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA.

     "1995 Note Agreements' shall mean the separate Note Agreements, each dated as of December 13, 1995, among Star Gas, Star Gas LLC as successor to Petroleum Heat and Power Co., Inc. and Star Gas Corporation and the respective purchasers listed in the Schedule of Purchasers attached thereto, as amended by the First Amendment to Note Agreements dated as of May 31, 1996 and the Second Amendment to Note Agreements dated as of March 25, 1999.

     "1995 Notes" shall mean the 8.04% First Mortgage Notes due September 15, 2009 of the Obligors issued pursuant to the 1995 Note Agreements in an original aggregate principal amount of $85,000,000.

     "1998 Note Agreement" shall mean the Note Agreement, dated as of January 22, 1998, between Star Gas and the purchaser listed in the Schedule of Purchasers attached thereto, as amended by that certain First Amendment to Note Agreement dated as of March 25, 1999.

     "1998 Notes" shall mean the 7.17% First Mortgage Notes due September 15, 2010 of the Obligors issued pursuant to the 1998 Note Agreement in an original aggregate principal amount of $11,000,000.

     "Non-Related Subsidiaries" shall mean Subsidiaries of Petro other than any such Subsidiary which is a Related Person.

     "Notes" shall have the meaning specified in Section 1.

     "Obligor Security Agreement" shall mean the Pledge and Security Agreement, dated as of December 13, 1995, among Star Gas, Star Gas LLC as successor to Petroleum Heat and Power Co., Inc. and Star Gas Corporation, the Restricted Subsidiaries named therein and the Trustee, as amended from time to time.

     "Obligors" shall have the meaning specified in the Introduction.

     "Offering Materials" shall have the meaning specified in Section 5.4.

     "Officers" Certificate" shall mean as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

     "Operative Agreements" shall mean this Agreement, the Notes, the Confirmation of Parity Debt, the 1998 Note Agreement, the 1995 Note Agreements, the Bank Credit Facilities, the Security Documents, the Intercompany Notes, the Conveyance Agreements, the MLP Agreement and the Partnership Agreement.

     "Parity Debt" shall mean Indebtedness of either Obligor incurred in accordance with Section 10.1(b), 10.1(e), 10.1(f) or 10.1(i) and secured by the Lien of the Security Documents in accordance with Section 10.2(h) or 10.2(i).

     "Partnership Agreement" shall mean the Agreement of Limited Partnership of Star Gas, as in effect on the date of the Closing, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 10.12 hereof.

     "Partners Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement among the Public Partnership, the General Partner and the Trustee, dated as of March 25, 1999, as amended from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

     "Perfection Certificate" shall mean a certificate from Star Gas in substantially the form attached hereto as Exhibit S to the 1995 Note Agreements.

     "Permitted Banks" shall have the meaning specified in Section 10.3(a)(4).

     "Permitted Encumbrances" shall mean the encumbrances and exceptions to title to the Assets described in the Security Documents.

     "Permitted Exceptions" shall have the meaning specified in Section 5.8(a).

     "Permitted Insurers" shall mean insurers with ratings of A or better according to Best's Insurance Reports or a comparable rating agency for insurance companies located outside of the United States and Canada and with assets of no less than $500 million.

     "Person" shall mean a corporation, a firm, a joint venture, an association, a partnership, a limited liability company, an organization, a business, a trust or other entity or enterprise, an individual, a government or political subdivision thereof or a governmental agency, department or instrumentality.

     "Petro" shall mean Petroleum Heat and Power Co., Inc., a Minnesota corporation.

     "Petro Holdings" shall mean Petro Holdings, Inc. and its Subsidiaries.

     "Petro's Pro Forma Propane Volumes" shall have the meaning specified in
Section 10.30.

     "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title IV of ERISA which is or has been established or maintained, or to which contributions are or have been made, by the General Partner, either Obligor or any Related Person or to which the General Partner, either Obligor or any Related Person is or has been obligated to contribute, or an employee benefit plan as to which the General Partner, either Obligor or any Related Person could be treated as a contributory sponsor under section 4069 or section 4212 of ERISA if such plan were terminated.

     "Potential Event of Default" shall mean any condition or event which, with notice or lapse of time or both, would become an Event of Default.

     "Public Partnership" shall mean Star Gas Partners, L.P., a Delaware limited partnership.

     "Public Partnership Restricted Proceeds" shall mean all proceeds of (a) borrowings by Star/Petro from the Public Partnership and (b) capital contributions or equity investments indirectly made by the Public Partnership in Star/Petro, which proceeds, upon receipt thereof, are designated for investment by Star/Petro in Petro Holdings.

     "Purchase Money Lien" shall have the meaning specified in Section 10.2(j).

     "Purchasers" shall have the meaning set forth in the Introduction.

     "QPAM Exemption" shall have the meaning specified in Section 6.2(c).

     "RCRA" shall mean the Federal Resource Conservation and Recovery Act, as amended.

     "Reinvestment Yield" shall mean with respect to the Called Principal of any Note, the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury constant maturity series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between yields reported to various maturities.

     "Related Person" shall mean any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with the General Partner or either Obligor under section 414 of the Code.

     "Remaining Average Life" shall mean with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (ii) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 9 or 11.

     "Required Holders" shall mean the holders of at least 66-2/3% principal amount of the Notes at the time outstanding.

     "Responsible Officer" shall mean the President, any Vice President, the Chief Financial Officer, the Treasurer and the Secretary of the general partner of Star Gas or Star/Petro, as the case may be, and any other officer of the general partner of Star Gas or Star/Petro, as the case may be, who is responsible for compliance with or performance of any obligation under this Agreement or the other Operative Agreements and any employee of Star Gas or Star/Petro or any employee or officer of Petro performing any of the above functions.

     "Restricted Payment" shall mean as to any Person, (a) any payment, dividend or other distribution, direct or indirect, in respect of any partnership interest (general or limited) or membership interest in, or on account of any shares of any class of stock of, such Person, except a distribution payable solely in additional partnership interests or membership interests in, or shares of stock of, such Person, and (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any partnership interest or membership interest in, or any shares of any class of stock of, such Person now or hereafter outstanding or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of such Person.

     "Restricted Subsidiary" shall mean any Wholly-Owned Subsidiary of Star Gas
(a) organized under the laws of the United States or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and/or the related retail sale of supplies and equipment, including home appliances, and (d) designated by Star Gas as a Restricted Subsidiary in Schedule 13 or at a subsequent date; provided, however, that (i) to the extent a newly formed or acquired Wholly-Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly-Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of
Section 10.19(a).

     "Security Documents" shall mean the Trust Agreement, the Mortgage(s), the Obligor Security Agreement, the General Partner Guarantee Agreement, the Subsidiary Guarantee Agreement, the Partners Security Agreement, the Perfection Certificate, the Lockbox Agreements, the Cash Collateral Agreement, and all other security agreements and documents and instruments executed and delivered in order to secure the Indebtedness and/or perfect the Liens referred to in the Trust Agreement.

     "Series A Notes" shall have the meaning specified in Section 1.

     "Series B Notes" shall have the meaning specified in Section 1.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 9.2, 9.3 or 9.4 or is declared to be or becomes immediately due and payable pursuant to Section 11, as the context requires.

     "Star Gas" shall have the meaning specified in the Introduction.

     "Star/Petro" shall have the meaning specified in the Introduction.

     "Star/Petro Intercompany Subordinated Debt" shall mean the borrowing of Star/Petro from the Public Partnership evidenced by the Star/Petro Intercompany Subordinated Note.

     "Star/Petro Intercompany Subordinated Note" shall mean the note evidencing the Star/Petro Intercompany Subordinated Debt, which shall be fully subordinate to the prior payment, in full, of the principal, interest and premium, if any, on the Notes, with the terms as specified in the form of Intercompany Note annexed as Exhibit C hereto, but modified (as set forth more fully in Section 10.4(c) hereof) to permit (i) investments indirectly made by the Public Partnership, and (ii) interest payments in the event that the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 2.0 to 1.0.

     "Subsidiary" shall mean, as to any Person, any corporation, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of Star Gas.

     "Subsidiary Guarantee Agreement" shall mean the Guarantee Agreement among the Restricted Subsidiaries and the Trustee, dated as of December 13, 1995, as amended from time to time.

     "Substantial Portion" shall have the meaning specified in Section 7(a).

     "Supplemental Agreement" shall mean an agreement between a Restricted Subsidiary and the Trustee in the form attached as Exhibit U to the 1995 Note Agreements, as amended from time to time.

     "Trust Agreement" shall mean the Intercreditor and Trust Agreement, dated as of December 13, 1995, among Star Gas, Star Gas LLC as successor to Petroleum Heat and Power Co., Inc. and Star Gas Corporation, the Public Partnership, the Restricted Subsidiaries named therein, the Trustee, the purchasers of the 1995 Notes, the Administrative Agent, the Documentation Agent and the Banks, as amended from time to time.

     "Trustee" shall mean HSBC Bank USA f/k/a Marine Midland Bank, as Trustee under the Trust Agreement and its successors and assigns thereunder.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code or similar statute in effect from time to time in any jurisdiction.

     "Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances.

     "Wholly-Owned" shall mean as applied to any Subsidiary, a Subsidiary all of the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock or other equity interests of which are at the time owned by Star Gas or by one or more Wholly-Owned Subsidiaries or by Star Gas and one or more Wholly-Owned Subsidiaries.

     "Working Capital Facility" shall mean that Working Capital Facility under the Bank Credit Facilities which shall permit borrowings thereunder in aggregate amount outstanding at any time no greater than as permitted by Section 10.1(e) and which shall be secured by the Mortgaged Property pursuant to the Security Documents and any extension, renewal, refunding or replacement thereof otherwise permitted to be incurred and outstanding under Section 10.1.

Section 14.  Registration, Transfer and Substitution of Notes.

          Section 14.1. Note Register; Ownership of Notes. Any Notes issued in substantially the form of Exhibit A1 or A2 are in "registered form. The Obligors will keep at the principal office of Star Gas a register in which the Obligors will provide for the registration of Notes in registered form and the registration of transfers of Notes in registered form. The Obligors may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the Make Whole Amount, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the

Obligors shall not be affected by any notice to the contrary. All references in this Agreement or in a Note to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

          Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note for registration of transfer or for exchange to the Obligors at the principal office of Star Gas, the Obligors at their expense will execute and deliver in exchange therefor a new Note or Notes of the same series in denominations of at least $100,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be in registered form. Each such Note shall be dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor, and shall be registered in the name or names of such Person as such holder or transferee may request. Any Note in lieu of which any such new Note has been executed and delivered shall not be deemed to be an outstanding Note for any purpose of this Agreement.

          Section 14.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Obligors of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Obligors may determine (or, in the case of any Note held by a Purchaser or another institutional holder or such Purchaser's or other institutional holder's nominee, of an indemnity agreement from such Purchaser or such other institutional holder), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Obligors at the principal office of Star Gas, the Obligors at their expense will execute and deliver, in lieu thereof, a new Note of the same series in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Obligors shall not be deemed to be an outstanding Note for any purpose of this Agreement.

          Section 14.4. Notes Held by Obligors Etc., Deemed Not Outstanding. For the purposes of determining whether the holders of the Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement or any other Operative Agreement with respect to the giving of consents or approvals or with respect to the acceleration upon an Event of Default, any Notes directly or indirectly owned by either Obligor, the general partner of Star Gas or any of their respective Affiliates shall be disregarded and deemed not to be outstanding.

Section 15.  Payments on Notes.

          Section 15.1. Place of Payment. Payments of principal, Make Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the Trustee, in the Borough of Manhattan, the City and State of New York, unless the Obligors, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in such Borough as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

          Section 15.2. Home Office Payment. So long as a Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make Whole Amount, if any, and interest no later than 12:00 noon (New York City time) and by the method and at the address specified for such Purchaser for such purpose in Schedule A, or by such other reasonable method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except than any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Obligors at the principal office of Star Gas or at the place of payment maintained by the Obligors pursuant to
Section 15.1 for cancellation. Prior to any sale or other disposition of any Note held by a Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Obligors in exchange for a new Note or Notes pursuant to Section 14.2. The Obligors will afford the benefits of this Section 15.2 to any institutional investor which is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and which has made the same agreement relating to such Note as such Purchaser has made in this Section 15.2.

Section 16.  Expenses, Indemnification, Etc.

      (a) Whether or not the transactions contemplated hereby shall be consummated, the Obligors will pay all expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the other Operative Agreements, including, without limitation: (i) the costs and expenses of preparing and reproducing this Agreement and the other Operative Agreements, of furnishing all opinions by counsel for the Obligors or the general partner of Star Gas (including any opinions requested by the Purchasers' special counsel, Chapman and Cutler, as to any legal matter arising hereunder) and all certificates on behalf of the Obligors or the general partner of Star Gas, and of the Obligors' or the general partner of Star Gas's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Notes sold to such Purchaser hereunder and any Notes delivered to such Purchaser upon any substitution thereof pursuant to Section 14 and of such Purchaser's delivering any Notes, insured to such Purchaser's satisfaction, upon any such substitution;
(iii) the fees, expenses and disbursements of the Purchasers' special counsel, Chapman and Cutler, and the Purchasers' local counsel in connection with such transactions and any such amendments or waivers; (iv) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any subsequent holder of a Note in enforcing (or determining whether or how to enforce) any rights under this Agreement or any other Operative Agreement including, without limitation, the Notes or in responding to any subpoena or other legal process in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser or any subsequent holder of Notes having acquired any Note, including without limitation, costs and expenses incurred in any bankruptcy case; (v) the cost and expenses of obtaining a Private Placement Number for each series of the Notes; and (vi) the reasonable out-of-pocket expenses incurred by any Purchaser in connection with such transactions and any such amendments or waivers. The Obligors also will pay, and will save the Purchasers and each other holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders (unless engaged by the Purchasers) and any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery hereof, the issue of the Notes hereunder and any amendment or waiver under or in respect hereof or of the Notes. In furtherance of the foregoing, on the date of the Closing, the Obligors will pay the fees and disbursements of the Purchasers' special counsel which are reflected as unpaid in the statement of Chapman and Cutler, their special counsel, delivered to Star Gas prior to the date of the Closing; and thereafter the Obligors will pay, promptly upon receipt of supplemental statements therefor from time to time, additional fees, if any, and disbursements of the Purchasers' special counsel in connection with the transactions hereby contemplated (including unposted disbursements as of the date of the Closing).

      (b) The Obligors will protect, indemnify and save harmless the Trustee and each present, future and former holder of any Note and their respective officers, directors, trustees, employees, agents and representatives (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (i) ownership of the Mortgaged Property, or any interest therein, or receipt of any rent or other sum therefrom, (ii) any accident or injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof, (iii) any use, non-use or condition of the Mortgaged Property or any part thereof, (iv) any failure on the part of either Obligor, the General Partner, the general partner of Star Gas or any of their respective Subsidiaries or Affiliates to perform or comply with any of the terms of this Agreement or any other Operative Agreement, (v) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (vi) any negligence or tortious act on the part of either Obligor, the General Partner, the general partner of Star Gas, any of their respective Subsidiaries or Affiliates or any of their respective agents, contractors, sublessees, licensees or invitees, (vii) any work in connection with any alterations, changes or construction of the Mortgaged Property, (viii) any other relationship that has arisen or may arise between either Obligor, the General Partner, the general partner of Star Gas or any of their respective Subsidiaries or Affiliates and the Indemnified Parties or the Mortgaged Property as a result of the delivery or performance of this Agreement, any other Operative Agreement or any action contemplated hereby or thereby or by any other document executed in connection herewith or therewith, (ix) the presence or removal, or the discharge, spillage, leakage, emission, release, threat of release or disposal, of any Hazardous Substances on, under, about or from the Mortgaged Property or the noncompliance with any Legal Requirement relating thereto, whether arising prior to the issuance of the Notes or at any time thereafter and whether or not either Obligor, the General Partner, the general partner of Star Gas or any of their respective Subsidiaries or Affiliates is responsible therefor or (x) the holding of, or any interest in, any sum deposited or paid under this Agreement, the Notes or any other Operative Agreement, provided that nothing contained herein shall be deemed to require the Obligors to indemnify the Indemnified Parties for conditions (other than matters covered by clause (vi) above) first occurring subsequent to the earlier of
(1) the taking of exclusive possession and control of the Mortgaged Property for operational purposes pursuant to Section 21.10 of the Mortgages or

Section 6.03 of the Obligor Security Agreement, or (2) the foreclosure of the Lien under any Security Document and the transfer of title to the Trustee.

     In case any action, claim, suit or proceeding is brought against an Indemnified Party by reason of any such occurrence, the Obligors may, and upon the request of such Indemnified Party will, at the Obligors' expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by the Obligors and reasonably satisfactory to the Indemnified Party, as the case may be, provided that any Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense. In any event, if the Obligors fail to assume the defense within a reasonable time after any such request, the Indemnified Party may assume such defense or other indemnification obligations and the fees and expenses of its attorney will be paid by the Obligors. The obligations of the Obligors under this Section 16 shall survive any termination or satisfaction of this Agreement. Any amounts payable to any Indemnified Party under this Section 16 which are not paid within 15 days after written demand therefor by any Indemnified Party shall bear interest at the rate of 10.72% per annum from the date of such demand. In the event that the Obligors shall be required to pay any indemnity under this
Section 16, the Obligors shall pay the Indemnified Party an amount which, after deduction of all taxes required to be paid by such Indemnified Party in respect of the receipt or accrual thereof (after giving credit for any savings in respect of any such taxes by reason of deductions, credit or allowances in respect of the payment of the expense indemnified against, and of any other such taxes), shall be equal to the amount of such indemnity.

      (c) In connection with the Closing, the General Partner and the Obligors are requesting that each Purchaser make available for funding an amount equal to the principal amount specified opposite such Purchaser's name in Schedule A.
If, for any reason, on the date scheduled by the General Partner and the Obligors as the date for the Closing, (i) the closing conditions are not satisfied by 11:00 a.m. on such scheduled date, (ii) the General Partner and the Obligors do not, by 11:00 a.m. on such scheduled date reschedule such Closing for a subsequent date, and (iii) the Closing in fact does not occur on such scheduled date, the General Partner and the Obligors will protect, indemnify and hold each Purchaser harmless from and against any and all losses resulting from such Purchaser's failure or inability to invest on the scheduled date for the Closing the purchase price of the Notes to be purchased by such Purchaser, for the period ending on the next following Business Day at a rate of interest equal to or greater than the rate of interest on such Purchaser's Notes.

Section 17.  Survival of Representations and Warranties.

     All representations and warranties contained in this Agreement or the other Operative Agreements, or made in writing by or on behalf of the General Partner, either Obligor, the general partner of Star Gas or any of their Affiliates in connection with the transactions contemplated by this Agreement or the other Operative Agreements, shall survive the execution and delivery of this Agreement and the other Operative Agreements, any investigation at any time made by any Purchaser or on any Purchaser's behalf, the purchase of the Notes by the Purchasers under this Agreement and any disposition or payment of the Notes.
All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor, the General Partner, any

Restricted Subsidiary or the general partner of Star Gas pursuant to this Agreement and/or the other Operative Agreements or in connection with any amendment, waiver or modification of this Agreement, any of the other Operative Agreements or the Notes shall be deemed representations and warranties of the Obligors under this Agreement.

Section 18.  Amendments and Waivers.

     Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Obligors and the Required Holders, provided that, without the prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall (a) change the maturity or the principal amount of, or change the rate of interest or the time of payment of interest on, or change the amount or the time of payment of any principal or Make Whole Amount payable on any prepayment of, any Note, (b) release any Lien against the Mortgaged Property for the benefit of the holders of the Notes,
(c) reduce the aforesaid percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or change the rights of the holders with respect thereto, (d) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in Section 11 or change the rights of the holders with respect thereto, (e) decrease the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in Section 11 or (f) modify the provisions of
Section 9.8.  Any amendment or waiver effected in accordance with this
Section 18 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Obligors.

Section 19.  Notices, Etc.

     Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed, (a) if to a Purchaser, at the address for such Purchaser set forth in Schedule A or at such other address as such Purchaser shall have furnished to the Obligors in writing, except as otherwise provided in Section 15.2 with respect to payments on Notes held by such Purchaser or such Purchaser's nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Obligors in writing, or, until such other holder so furnishes to the Obligors an address, then to and at the address of the last holder of such Note who has furnished an address to the Obligors, or (c) if to either Obligor, at 2187 Atlantic Street, Stamford, Connecticut 06902 to the attention of Secretary, Star Gas Propane, L.P., with a copy to Vice President-Finance, Star Gas LLC, at the address listed immediately above, or at such other address, or to the attention of such other officer, as the Obligors shall have furnished to each such Purchaser and each such holder in writing. Any notice so addressed and mailed shall be deemed to be given three Business Days after being so mailed.

Section 20.  Reproduction of Documents.

     This Agreement, each other Operative Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers or any other holder of any Note, may be reproduced by any such Purchaser or holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser or holder may destroy any original document so reproduced. Each of the Obligors and the General Partner agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 21.  Adjustment of Interest Rate.

      (a) Star Gas agrees to maintain a continuing rating relationship with an Approved Rating Agency lasting as long as the Notes are outstanding, pursuant to which the Notes shall be re-rated at least annually.

      (b) After April 30, 2000, if the Notes shall cease to have a rating from an Approved Rating Agency, the interest rate payable on the Notes shall be increased by 150 basis points effective 20 Business Days from the date that the Notes cease to have such rating until the date that the Notes are assigned a new rating by an Approved Rating Agency.

      (c) In the event that the Notes receive a rating below Investment Grade in a rating of the Notes conducted by an Approved Rating Agency pursuant to subdivision (ii)(D) or (iii)(E) of Section 10.7(a) or Section 10.20, the interest rate payable by the Obligors on the Notes shall be increased by 150 basis points effective from the date of the event giving rise to the requirement that such rating be obtained until such date an Approved Rating Agency gives the Notes a rating equivalent to or higher than Investment Grade.

      (d) If and when Petro ceases to be a Wholly-Owned Subsidiary, at the expense of the Obligors, the Notes shall be promptly, but in any event within 20 days from the date of such occurrence, re-rated by an Approved Rating Agency.
In the event the Notes receive a rating below Investment Grade in a rating of the Notes conducted by an Approved Rating Agency pursuant to the preceding sentence, the interest rate payable by the Obligors on the Notes shall be increased by 150 basis points effective from the date Petro ceases to be a Wholly-Owned Subsidiary until such date an Approved Rating Agency gives the Notes a rating equivalent to or higher than Investment Grade.

Section 22.  Miscellaneous.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. Except as stated in Section 17, this Agreement embodies the entire agreement and understanding between the Purchasers and the Obligors and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 23.  Submission to Jurisdiction.

     For the purpose of assuring that any holder of Notes may enforce its rights under this Agreement and the Notes, each of the Obligors and the General Partner, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably (a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or Federal court sitting in the State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or Federal court of competent jurisdiction sitting in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or Federal court sitting in the State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

Section 24.  Waiver of Jury Trial.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

Section 25.  Governing Law.

     THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND

WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

                                 Very truly yours,

                                 Star Gas Propane, L.P.

                                 By:  Star Gas LLC, General Partner


                                      By:
                                         --------------------------------------
                                      Title


                                 Star/Petro, Inc.



                                 By
                                    ------------------------------------------
                                    Title:


     The foregoing Agreement is hereby accepted and agreed to as of the date first above written.


                                 Connecticut General Life Insurance Company

                                    By:  CIGNA Investments, Inc.



                                    By:
                                       ----------------------------------------
                                       Title

                                 First Unum Life Insurance Company

                                    By:  Provident Investment Management, LLC,
                                         its Agent



                                    By:
                                       ----------------------------------------
                                       Title



                                 The Paul Revere Protective Life Insurance
                                   Company

                                    By:  Provident Investment Management, LLC,
                                         its Agent



                                    By:
                                       ----------------------------------------
                                       Title

                                   Schedule A
                              (to Note Agreement)
                             Schedule of Purchasers


               Name and Address                       Principal      Series of
                 of Purchaser                      Amount of Notes     Notes

Connecticut General Life Insurance Company            $12,500,000
c/o CIGNA Investments, Inc.                         Denominations
900 Cottage Grove Road                                $ 9,500,000    Series A
Hartford, Connecticut  06152-2307                     $ 3,000,000    Series A
Attention:  Private Securities Division  - S-307
Fax:  860-726-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:


     Chase NYC/CTR/
     BNF=CIGNA Private Placements/AC=9009001802
     ABA #021000021
     OBI= Star Gas Propane, L.P., Star/Petro, Inc.; 8.67% First Mortgage Notes, Series A, due March 30, 2012; PPN 85514@ AA 6; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:


     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Securities Processing S-309
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Private Securities - S-307
     Operations Group
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2307
     Fax:  860-726-7203

                                  Schedule A
                              (to Note Agreement)
     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, New York  10081
     Attention:  CIGNA Private Placements
     Fax:  212-552-3107/1005

Address for All Other Notices:


     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Private Securities Division - S-307
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2307
     Fax:  860-726-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

               Name and Address                       Principal      Series of
                 of Purchaser                      Amount of Notes     Notes

First Unum Life Insurance Company                    $7,500,000      Series B
c/o Provident Investment Management, LLC
One Fountain Square
Chattanooga, Tennessee  37402
Attention:  Private Placements
Telefacsimile:  (423) 755-3351
Telephone:  (423) 755-1172

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

     CUDD & CO.
     c/o The Chase Manhattan Bank, N.A.
     New York, New York
     ABA #021 000 021
     SSG Private Income Processing
     A/C #900-9-000200
     Custodial Account Number G08289

     Please reference:   Issuer:  Star Gas Propane, L.P., Star/Petro, Inc.
                         PPN:  85514@ AB 4
                         Coupon:  8.72%
                         Maturity:  March 30, 2015
                         Principal=$__________
                         Interest=$___________

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & CO.

Taxpayer I.D. Number for CUDD & CO.:  13-6022143

               Name and Address                       Principal      Series of
                 of Purchaser                      Amount of Notes     Notes

The Paul Revere Protective Life Insurance Company    $7,500,000      Series B
c/o Provident Investment Management, LLC
One Fountain Square
Chattanooga, Tennessee  37402
Attention:  Private Placements
Telefacsimile:  (423) 755-3351
Confirmation:  (423) 755-1172

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:


     CUDD & CO.
     c/o The Chase Manhattan Bank, N.A.
     New York, New York
     ABA #021 000 021
     SSG Private Income Processing
     A/C #900-9-000200
     Custodial Account Number G06997

     Please reference:    Issuer:  Star Gas Propane, L.P., Star/Petro, Inc.
                          PPN:  85514@ AB 4
                          Coupon:  8.72%
                          Maturity:  March 30, 2015
                          Principal=$__________
                          Interest=$___________

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & CO.

Taxpayer I.D. Number for CUDD & CO.:  13-6022143

                       Schedule of Partnership Interests,

                          Subsidiaries and Investments

      1.  Partnership Interests

          .  Star Gas LLC  0.848%
          .  Star Gas Partners, L.P.  99.152%

      2.  Subsidiaries

          .  Star/Petro, Inc.
          .  Stellar Propane Service Corp.
          .  Ohio Gas & Appliance Company
          .  Jark, Inc.
          .  Winico, Inc.
          .  Petro Holdings, Inc.
          .  Petroleum Heat and Power Co., Inc.
          .  Petro/Crystal Corp.
          .  Ortep of Pennsylvania, Inc.
          .  Ortep of New Jersey, Inc.
          .  Maxwhale Corp.
          .  CBW Realty Corp. of CT
          .  Star Gas Corporation
          .  Star Gas Holdings, Inc.
          .  Ortep of Connecticut, Inc.
          .  Petro, Inc.
          .  Marex Corporation
          .  A.P. Woodson Co., Inc.

      3.  Investments

        None
                                  Schedule 5.2
                              (to Note Agreement)

                              Financial Statements

     . Star Gas Propane, L.P. and Subsidiaries Audited Financial Statements for the years ended September 30, 1998 and 1999
     . Star Gas Partners, L.P. SEC Form 10-Q for the quarterly period ended December 31, 1999
     . Star Gas Partners, L.P. SEC Form 10-K for the fiscal year ended September 30, 1999
     .    Star Gas Partners, L.P. 1999 Annual Report
     .    Star Gas Partners, L.P. 1998 Annual Report
     .    Star Gas Partners, L.P. 1997 Annual Report
     .    Star Gas Partners, L.P. 1996 Annual Report
     . Petro Holdings, Inc. and Subsidiaries Financial Statements for the quarterly period ending December 31, 1998 and 1999
     . Petro Holdings, Inc. and Subsidiaries Audited Financial Statements for the nine months ended September 30, 1998 and 1999

                                Schedule 5.4(b)
                              (to Note Agreement)

                                 Indebtedness

As of March 28, 2000

    8.04% First Mortgage Notes            $ 85,000,000
    7.17% First Mortgage Notes              11,000,000
    Working Capital Facility                   500,000
    Acquisition Line                        25,000,000
                                         -------------
                                          $121,500,000
                                         =============

                                 Schedule 5.7
                              (to Note Agreement)

                             Environmental Matters

                                      None

                                 Schedule 5.18
                              (to Note Agreement)

                                     Liens

                                      None

                                 Schedule 10.2
                              (to Note Agreement)

                             Organizational Matters

                                      None

                                 Schedule 10.31
                              (to Note Agreement)

                            Restricted Subsidiaries

 .  Star/Petro, Inc.

 .  Stellar Propane Service Corp.

 .  Ohio Gas & Appliance Company

 .  Jark, Inc.

 .  Winico, Inc.

                                  Schedule 13
                              (to Note Agreement)

          THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE TRUST AGREEMENT (AS HEREINAFTER DEFINED), WHICH TRUST AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH TRUST AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE OBLIGORS (AS HEREINAFTER DEFINED).

                             Star Gas Propane, L.P.

                                Star/Petro, Inc.

            8.67% First Mortgage Note, Series A, due March 30, 2012

                       Private Placement No.: 85514 AA 6

No. AR-                                                           March __, 2000
$                                                             New York, New York

     Star Gas Propane, L.P., a Delaware limited partnership ("Star Gas"), and Star/Petro, Inc., a Minnesota company ("Star/Petro"; Star Gas together with Star/Petro are each referred to herein as an "Obligor" and collectively as the "Obligors"), for value received, hereby promises to pay to _________________, or registered assigns, the principal amount of $_______________ on March 30, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at a rate equal to 8.67% per annum, from the date hereof through and including March 30, 2012, such interest to be payable semiannually on each March 30 and September 30 after the date hereof, commencing on September 30, 2000, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at a rate equal to 10.67% per annum, until paid, payable semiannually as aforesaid or, at the option of the holder hereof, on demand. Subject to Section 15.2 of the Note Agreement referred to below, payments of principal, premium, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office of the Trustee (as defined below), in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Obligors shall have designated by written notice to the holder of this Note as provided in such Note Agreement.

     This Note is one of the 8.67% First Mortgage Notes, Series A, due March 30, 2012 (the "Series A Notes") of the Obligors, in the aggregate principal amount of $12,500,000, which together with the Obligors' $15,000,000 aggregate principal amount of 8.72% First Mortgage Notes, Series B, due March 30 2015 (the "Series B Notes"; said Series B Notes together with the

                                  Exhibit A1
                              (to Note Agreement)

Series A Notes being hereafter collectively referred to as the "Notes") issued pursuant to the Note Agreement, dated as of March 30, 2000, between the Obligors and the Purchasers named therein (the "Note Agreement") is entitled to the benefits of such Note Agreement and the holder of this Note may enforce the agreements of the Obligors contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     The Notes are entitled to the benefits of certain security held by HSBC Bank USA f/k/a Marine Midland Bank or its successors acting as trustee (the "Trustee") under the Intercreditor and Trust Agreement (the "Trust Agreement"), dated as of December 13, 1995, among the Trustee, Star Gas, Star Gas LLC as successor to Petroleum Heat and Power Co., Inc. and Star Gas Corporation, the Public Partnership, the Restricted Subsidiaries named therein, the purchasers of the 1995 Notes, the Administrative Agent, the Documentation Agent and the Banks (as such terms are defined or referred to in the Note Agreement), as amended or supplemented from time to time. Reference is made to the Trust Agreement for a description of such security.

     This Note is a Note in registered form and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Obligors may treat the person in whose name this Note is registered on the register kept by the Obligors as provided in such Note Agreement as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Obligors shall not be affected by any notice to the contrary.

     The Notes are subject to required and optional prepayment, in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in such Note Agreement.

     In case an Event of Default, as defined in such Note Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable in the manner and with the effect provided in such Note Agreement.

                                     A1-2

     THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                 Star Gas Propane, L.P.

                                 By:  Star Gas LLC



                                 By
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 Star/Petro, Inc.



                                 By
                                    -------------------------------------------
                                    Name:
                                    Title:

                                     A1-3

          THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE TRUST AGREEMENT (AS HEREINAFTER DEFINED), WHICH TRUST AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH TRUST AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE OBLIGORS (AS HEREINAFTER DEFINED).

                             Star Gas Propane, L.P.

                                Star/Petro, Inc.

            8.72% First Mortgage Note, Series B, due March 30, 2015

                       Private Placement No.: 85514 AB 4

No. BR-                                                           March __, 2000
$                                                             New York, New York

     Star Gas Propane, L.P., a Delaware limited partnership ("Star Gas"), and Star/Petro, Inc., a Minnesota company ("Star/Petro"; Star Gas together with Star/Petro are each referred to herein as an "Obligor" and collectively as the "Obligors"), for value received, hereby promises to pay to _________________, or registered assigns, the principal amount of $_______________ on March 30, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at a rate equal to 8.72% per annum, from the date hereof through and including March 30, 2015, such interest to be payable semiannually on each March 30 and September 30 after the date hereof, commencing on September 30, 2000, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at a rate equal to 10.72% per annum, until paid, payable semiannually as aforesaid or, at the option of the holder hereof, on demand. Subject to Section 15.2 of the Note Agreement referred to below, payments of principal, premium, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office of the Trustee (as defined below), in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Obligors shall have designated by written notice to the holder of this Note as provided in such Note Agreement.

     This Note is one of the 8.72% First Mortgage Notes, Series B, due March 30, 2015 (the "Series B Notes") of the Obligors, in the aggregate principal amount of $15,000,000, which together with the Obligors' $12,500,000 aggregate principal amount of 8.67% First Mortgage Notes, Series A, due March 30, 2012 (the "Series A Notes"; said Series A Notes together with the

                                   Exhibit A2
                              (to Note Agreement)

Series B Notes being hereinafter referred to collectively as the "Notes") issued pursuant to the Note Agreement, dated as of March 30, 2000, between the Obligors and the Purchasers named therein (the "Note Agreement") is entitled to the benefits of such Note Agreement and the holder of this Note may enforce the agreements of the Obligors contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     The Notes are entitled to the benefits of certain security held by HSBC Bank USA f/k/a Marine Midland Bank or its successors acting as trustee (the "Trustee") under the Intercreditor and Trust Agreement (the "Trust Agreement"), dated as of December 13, 1995, among the Trustee, Star Gas, Star Gas LLC as successor to Petroleum Heat and Power Co., Inc. and Star Gas Corporation, the Public Partnership, the Restricted Subsidiaries named therein, the purchasers of the 1995 Notes, the Administrative Agent, the Documentation Agent and the Banks (as such terms are defined or referred to in the Note Agreement) as amended or supplemented from time to time. Reference is made to the Trust Agreement for a description of such security.

     This Note is a Note in registered form and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Obligors may treat the person in whose name this Note is registered on the register kept by the Obligors as provided in such Note Agreement as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Obligors shall not be affected by any notice to the contrary.

     The Notes are subject to required and optional prepayment, in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in such Note Agreement.

     In case an Event of Default, as defined in such Note Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable in the manner and with the effect provided in such Note Agreement.

                                     A2-2

     THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                 Star Gas Propane, L.P.

                                 By:  Star Gas LLC



                                 By
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 Star/Petro, Inc.



                                 By
                                    -------------------------------------------
                                    Name:
                                    Title:

                                     A2-3

                                 March __, 2000

To the Parties named on
  Schedule I attached hereto

Ladies and Gentlemen:

     We have acted as counsel to Star Gas Propane, L.P., a Delaware limited partnership ("Star Gas"), Star Gas LLC, a Delaware limited liability company (the "General Partner"), and Star/Petro, Inc., a Minnesota corporation ("Star/Petro"; and together with Star Gas, the "Obligors") (Star Gas, Star/Petro and the General Partner being collectively referred to herein as the "Loan Parties" and each being referred to as a "Loan Party"), in connection with the negotiation, preparation and consummation of the issuance by the Obligors of $27,500,000 aggregate principal amount of their First Mortgage Notes comprised of $12,500,000 aggregate principal amount of the 8.67% First Mortgage Notes, Series A, due March 30, 2012 and $15,000,000 aggregate principal amount of the 8.72% First Mortgage Notes, Series B, due March 30, 2015 (collectively, the "Mortgage Notes") (the "Transaction"), pursuant to the Note Agreement dated as of March 30, 2000 (the "Note Agreement") between the Obligors and the purchasers named on Schedule A thereto (the "Purchasers"). Terms not defined herein shall have the meanings assigned to them in the Note Agreement.

     We have examined executed copies of the Operative Agreements, originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also relied upon and assumed the truth of the representations and warranties as to factual matters contained in or made pursuant to the Note Agreement and the other Operative Agreements and examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, including a certificate of an officer of the General Partner, and other instruments, and have made such other investigations, as we have deemed necessary or advisable for purposes of this opinion.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, and (iii) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Loan Parties and the validity and binding effect thereof upon such parties).

                                   Exhibit B1
                              (to Note Agreement)

      Based upon the foregoing, we are of the opinion that:

      1. Each of Star Gas, Star/Petro and the General Partner (a) is a limited partnership (in the case of Star Gas), a corporation (in the case of Star/Petro) or a limited liability company (in the case of the General Partner) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is duly qualified or registered to do business and is in good standing as a foreign limited partnership (in the case of Star
Gas), corporation (in the case of Star/Petro) or limited liability company (in the case of the General Partner) in all jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect (and the only such jurisdictions are Connecticut, Indiana, Illinois, Kentucky, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and West Virginia). Our opinion as to due incorporation, good standing and foreign qualification is based in each instance solely on certificates received from appropriate state officials.

      2. The execution, delivery and performance by each of the Loan Parties of each of the Operative Agreements to which it is a party and the consummation of the Transaction (a) have been duly authorized by all requisite action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, (B) the agreements of limited partnership, articles of incorporation, certificate of formation or other constitutive documents or by-laws of the Loan Parties, (C) any order of any Governmental Authority or (D) any provision of the credit agreement and note agreements set forth on Schedule 1 hereto and any other material indenture, agreement or other instrument to which any of the Loan Parties is a party or by which any of them or any of their property is bound and known to us; however, we express no opinion as to compliance with financial covenants, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any Person under any such material indenture, agreement or other instrument or (iii) except for the Liens of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets owned upon the consummation of the Transaction by either of the Obligors.

      3. (a) Each of the Operative Agreements has been duly executed and delivered by each Loan Party that is a party thereto, and in each case each Operative Agreement is a legal, valid and binding obligation of whichever of the Loan Parties are parties thereto and is enforceable against each such Loan Party in accordance with its terms.

      4. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, (a) any Governmental Authority, pursuant to any presently existing law or regulation of the United States of America or the State of New York or pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. B7-101, et seq.), the Delaware Limited Liability Company Act or the Minnesota Business Corporation Act, (b) to

                                     B1-2
our knowledge, any creditor, (c) the holder of any equity interests of either Obligor, any of the other Loan Parties or any Affiliate thereof or (d) to our knowledge, any other Person, is or will be required in connection with the Transaction or the performance by either Obligor or any of the other Loan Parties of the Note Agreement or the Operative Agreements to which it is a party, except those as to which the failure to obtain will not have a Material Adverse Effect on the financial condition of the Loan Parties or the Transaction.

      5. To our knowledge, there are no actions, suits or proceedings pending or threatened against any of the Loan Parties or involving the Assets.

      6. Neither of the Obligors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      7. Neither of the Obligors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      8. The issuance, sale and delivery of the Mortgage Notes and the payment of interest and principal on the Mortgage Notes and the Make Whole Amount on the Mortgage Notes do not give rise to any state taxes, assessments or other charges, except that we express no opinion with respect to income taxes or franchise taxes. No taxes or other impositions of the State of New York, or any jurisdiction therein, will be imposed upon, or be payable by, the Trustee or any Purchaser as a precondition to the enforcement of its rights and remedies under any of the Collateral Documents.

      9. The offer, issue, sale and delivery of the Mortgage Notes under the circumstances contemplated by the Note Agreement constitute exempt transactions under the registration provisions of the Securities Act of 1933, as amended, and under the provisions of any applicable state securities law, and neither the registration of the Mortgage Notes thereunder nor the qualification of an indenture in respect of the Mortgage Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery.

      10. The issue and sale of the Mortgage Notes do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      11. The Mortgage Notes are Parity Debt entitled to the benefits of the Security Documents and the Trust Agreement.

      12. The Lien of the Security Documents has attached and is perfected with respect to the assets acquired by Star Gas from Pearl Gas Co.

                                     B1-3

     Attached hereto is the opinion of our firm dated December 20, 1995; you are entitled to rely on the opinions in paragraphs 3(b), 8 and 10 set forth therein, subject to the assumptions and qualifications therein contained.

     The opinions herein expressed are limited in all respects solely to the matters governed by the internal laws of the State of New York, the General Corporation Law of the State of Minnesota, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Federal laws of the United States of America.

     The opinions herein expressed are subject to and affected by the following:

            (a) Applicable bankruptcy, insolvency, reorganization, receivership, moratorium, and assignment for the benefit of creditors' laws and other laws affecting the rights and remedies of creditors generally, including without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, marshalling of assets, automatic stay and turn-over;

            (b) General principles of equity, including without limitation those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance;

            (c) Matters relating to election of remedies, the limits of severability, opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or which are in violation of public policy;

            (d) Certain of the remedial provisions of each Mortgage and the Security Agreements may be further limited or rendered unenforceable by applicable law, but such law would not make the remedies provided thereunder which are otherwise enforceable inadequate for the practical realization of the benefits purported to be provided thereunder, taken as a whole, except for the consequences of procedural or other delays;

            (e) This Opinion Letter is predicated solely upon laws and regulations in existence as of the present date and as they presently apply and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion if the present laws are changed by legislative action, juridical decision or otherwise;

            (f) The qualification of any opinion herein by use of the words "to our knowledge" or similar words means the actual knowledge of those attorneys of the undersigned who have represented the Loan Parties generally or in connection with the Transaction, without independent investigation. We have relied solely upon the examination and inquiries recited herein and have not undertaken any investigation to

                                     B1-4
     determine the existence or absence of such matters, documents or facts and no inference as to our actual knowledge should be drawn from the fact of our representation of the Loan Parties, or otherwise. Alan Shapiro, a partner of this law firm, is an Assistant Secretary of Star Gas Corporation and of its corporate affiliates. Knowledge obtained by him in his corporate capacity (other than actual knowledge) may not be imputed to the Firm.

            (g) This Opinion Letter is limited to the matters set forth herein and no opinion is intended to be implied or inferred beyond those expressly stated herein. We have not been asked, and we do not undertake, to render any opinion with respect to any matters except as expressly set forth herein or to advise you in any matters that may hereinafter be brought to our attention.

     This Opinion Letter is based upon the following assumptions:

            (a) You have and will continue to satisfy those legal requirements that are uniquely applicable to you to the extent necessary to make the Operative Agreements enforceable.

            (b) The parties have complied and will continue to comply with all legal requirements pertaining to their status in New York, as such status relates to their rights to enforce the Note Agreement and the other Operative Agreements.

            (c) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

            (d) The conduct of the parties has complied with any requirement of good faith, fair dealing and conscionability.

            (e) The parties have acted in good faith and without notice of any defense against the enforcement of any rights created under the Note Agreement and the other Operative Agreements.

            (f) Each party holds requisite title and rights to any property which is the subject of the Note Agreement and the other Operative Agreements.

            (g) As to Operative Agreements which are not governed by New York law, that such Operative Agreements would be valid and binding if they would be valid and binding under the laws of the State of New York.

                                     B1-5

     We acknowledge that the Purchasers and the Trustee are relying on the opinions expressed herein and hereby consent to reliance by the Purchasers and the Trustee and their respective counsel and by subsequent holders of the Mortgage Notes or successor trustees on the opinions expressed herein.

                                 Very truly yours,

                                 Phillips Nizer Benjamin Krim & Ballon LLP


                                 By:
                                     ------------------------------------------
                                                      A Partner

                                     B1-6

                                March __, 2000

To the Parties named in
  Schedule I attached hereto

    Re:  $12,500,000 8.67% First Mortgage Notes, Series A, due March 30, 2012
         $15,000,000 8.72% First Mortgage Notes, Series B, due March 30, 2015
                                         of
                     Star Gas Propane, L.P. and Star/Petro, Inc.
         --------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to you (the "Purchasers") in connection with the execution and delivery of the Note Agreement, dated as of March 30, 2000 (the "Note Agreement"), between Star Gas Propane, L.P., a Delaware limited partnership ("Star Gas"), Star/Petro, Inc., a Minnesota corporation ("Star/Petro"; and together with Star Gas, the "Obligors"), and you, and the issuance and sale by the Obligors of $27,500,000 aggregate principal amount of their First Mortgage Notes comprised of $12,500,000 aggregate principal amount if the 8.67% First Mortgage Notes, Series A, due March 30, 2012 and $15,000,000 aggregate principal amount of the 8.72% First Mortgage Notes, Series B, due March 30, 2015 (collectively, the "Notes"). Capitalized terms used in this opinion without definition have the respective meanings specified in the Note Agreement. Star Gas, Star Gas LLC, a Delaware limited liability company (the "General Partner"), and Star/Petro, are collectively referred to as the "Loan Parties."

     In that connection, we have examined the following:

            (a)  The Note Agreement;

            (b) A copy of the Certificate of Limited Partnership of Star Gas, the Certificate of Formation of the General Partner, and the Articles of Incorporation of Star/Petro and all amendments thereto certified by the Secretary of State of the State of organization of such Loan Party and the Certificate of the Secretary of State of the State of organization of such Loan Party evidencing that such Loan Party is in good standing in such state (each a "Good Standing Certificate");

            (c) A copy of the Limited Partnership Agreement of Star Gas, the limited liability company agreement of the General Partner and the By-laws of Star/Petro, as amended to the date hereof, and a copy of the resolutions adopted by each Loan Party with respect to the authorization of the Note Agreement, the issuance, sale and delivery of the Notes and related matters, each as certified by the Secretary of each Loan Party;

                                  Exhibit B2
                             (to Note Agreement)

            (d) The opinion of Phillips Nizer Benjamin Krim & Ballon LLP, special counsel to the Loan Parties, dated the date hereof and delivered responsive to Section 4.4(a) of the Note Agreement;

            (e) The Notes delivered on the date hereof;

            (f) Such certificates of officers of each Loan Party and of public officials as we have deemed necessary to give the opinions hereinafter expressed; and

            (g) Such other documents and matters of law as we have deemed necessary to give the opinions hereinafter expressed.

     We believe that the opinion referred to in clause (d) above is satisfactory in scope and form and that you are justified in relying thereon. Our opinion as to matters referred to in paragraph 1 below is based solely upon an examination of the Certificate of Limited Partnership, Certificate of Formation or Articles of Incorporation, as the case may be, the Limited Partnership Agreement, limited liability company agreement or By-laws, as the case may be, and the Good Standing Certificate of each Loan Party and the limited partnership law, limited liability company law or general business law of the State of organization of such Loan Party. We have also relied, as to certain factual matters, upon appropriate certificates of public officials and officers of each Obligor and upon representations of each Obligor and you delivered in connection with the issuance and sale of the Notes.

     Based upon the foregoing, we are of the opinion that:

            1. Each of Star Gas, Star/Petro and the General Partner is a limited partnership (in the case of Star Gas), a corporation (in the case of Star/Petro) or a limited liability company (in the case of the General Partner) validly existing and in good standing under the laws of the jurisdiction of its organization and each Loan Party has the organizational power and the organizational authority to execute and deliver the Note Agreement and to issue the Notes.

            2. The Note Agreement has been duly authorized by all necessary organizational action on the part of each Obligor, has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding contract of each Obligor enforceable against each Obligor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary organizational action on the part of each Obligor, and the Notes being delivered on the date hereof have been duly executed and delivered by each Obligor and constitute the legal, valid and binding obligations of each Obligor enforceable against each Obligor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting

                                    B-2-2
     creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     Our opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Minnesota, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Federal laws of the United States of America and we express no opinion on the laws of any other jurisdiction.


                                 Respectfully submitted,


                                    B-2-3

                       Form of Subordination Provisions

         Set forth in the form of Intercompany Note attached hereto.


                                  Exhibit C
                             (to Note Agreement)

                                   [FORM OF]

                               INTERCOMPANY NOTE

$___________________

     For Value Received, the undersigned, _______________________, a ____________ organized under the laws of the State of ________________________
(the "Debtor"), hereby promises to pay to the order of [General Partner/Public Partnership/Borrower], a ____________ organized under the laws of the State of __________________ (the "Subordinated Creditor"), at 2187 Atlantic Street, Stamford, CT 06902, (i) the principal amount of $__________, or, if less, the aggregate unpaid principal amount of each loan or advance made by the Subordinated Creditor to the Debtor at any time upon demand by the Subordinated Creditor in lawful money of the United States of America in immediately available funds and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to the rate applicable at such time to ABR Tranche A Revolving Loans pursuant to
Section 2.06 of the Credit Agreement referred to below. Indebtedness of the Debtor to the Subordinated Creditor is hereinafter referred to as "Subordinated Debt." This Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Note may be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in Annex A attached hereto.

     The Debtor promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate per annum applicable pursuant to the preceding paragraph, plus 2.00%.

     The Debtor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intent to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon and (d) that it will not be necessary for the Subordinated Creditor or any of its successors or assigns, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Debtor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The outstanding principal balance of the loans and advances evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Debtor, upon the occurrence of an Event of Default under the Credit Agreement.

     The Subordinated Creditor and the Debtor agree that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of

(a) the Borrower obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (c) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing, (d) the principal of and premium, if any, and interest on the Mortgage Notes, (e) all other Indebtedness and obligations of the Borrower under the Note Agreements, the Mortgage Notes, the Trust Agreement and the Collateral Documents and (f) all Indebtedness of the Borrower and the Restricted Subsidiaries (i) permitted to be incurred under Sections 6.01(b), (f) and (i) of the Credit Agreement and Sections 10.1(b), (f) and (i) of the Note Agreements and (ii) permitted to be secured in accordance with Section 6.02(g) or (h) of the Credit Agreement and Section 10.2(h) or (i) of the Note Agreements (such obligations, being, collectively, the "Senior Debt"). The Senior Debt shall not be deemed to have been paid in full until (a) all of the Senior Debt shall have been indefeasibly paid in full in cash, (b) the Commitments have been terminated and (c) all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been indefeasibly reimbursed in full in cash ("Payment in Full").

     In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Debtor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Debtor or otherwise, the Secured Parties shall be entitled to receive Payment in Full of the Senior Debt before the Subordinated Creditor having any Subordinated Debt outstanding to the Debtor is entitled to receive any payment of all or any of such Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to such Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated
Debt) shall be paid or delivered directly to the Trustee under the Trust Agreement for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt until the Senior Debt shall have been indefeasibly paid in full in cash ("Paid in Full").

     In the event that (i) any occurrence and continuation of a default in the payment of any principal of, interest on or fees relating to any of the Senior Debt or (ii) any judicial proceeding shall be pending with respect to any default or event of default with respect to any of the Senior Debt, then no payment (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated
Debt) shall be made by or on behalf of the Debtor for or on account of any Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

     In the event that any default or event of default (other than as referred to in clauses (i) and (ii) of the preceding paragraph) with respect to any of the Senior Debt shall have occurred and be continuing and the Trustee under the Trust Agreement gives written notice thereof to the Subordinated Creditor, then no payment (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated Debt specified in such notice) shall be made by or on behalf of the Debtor for or on account of the Subordinated Debt specified in such notice, and the Subordinated Creditor shall not take or receive from the Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt specified in such notice, unless and until the Senior Debt shall have been Paid in Full.

     In the event that any Subordinated Debt is declared due and payable before its stated maturity, the Secured Parties shall be entitled to receive Payment in Full of all amounts due or to become due on or in respect of all the Senior Debt before the Subordinated Creditor is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Debtor being subordinated to the payment of the Subordinated
Debt) by the Debtor on account of the Subordinated Debt.

     The Subordinated Creditor agrees as follows:

            (a) If any proceeding referred to above is commenced by or against the Debtor,

                  (i) the Trustee under the Trust Agreement is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor having Subordinated Debt outstanding to the Debtor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting such Subordinated Debt or enforcing any security interest or other lien securing payment of such Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties hereunder; and

                  (ii) the Subordinated Creditor having Subordinated Debt outstanding to the Debtor shall duly and promptly take such action as the Trustee may request (A) to collect such Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Debt, (B) to execute and deliver to the Trustee such powers of attorney, assignments, or other instruments as the Trustee may request in order to enable the Trustee to enforce any and all claims with respect to, and any security interests and other liens securing payment of, such Subordinated Debt and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to such Subordinated Debt.

            (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions hereof shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Trustee for the account of the Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

            (c) The Trustee is hereby authorized to demand specific performance of this Agreement, whether or not the Debtor shall have complied with any of the provisions hereof applicable to them, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions hereof applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     The Subordinated Creditor agrees that, so long as the Senior Debt shall not have been Paid in Full, the Subordinated Creditor will not sue for payment of all or any of the Subordinated Debt, or commence, or join with any creditor other than the Secured Parties in commencing, or directly or indirectly cause the Debtor to commence, or assist the Debtor in commencing, any proceeding referred to above.

     The Subordinated Creditor agrees that no payment or distribution to the Secured Parties pursuant to the provisions hereof shall entitle the Subordinated Creditor to exercise any right of subrogation in respect thereof until the Senior Debt shall have been Paid in Full.

     The Subordinated Creditor will not:

            (a) cancel or otherwise discharge any of the Subordinated Debt owing to it (except upon Payment in Full thereof), convert or exchange any of such Subordinated Debt into or for any other indebtedness or equity interest or subordinate any of the Subordinated Debt to any indebtedness of the Debtor other than the Senior Debt;

            (b) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt owing to it; or

            (c) permit the terms of any of the Subordinated Debt owing to it to be changed in such a manner as to have, directly or indirectly, in the reasonable judgment of the Trustee, an adverse effect upon the rights or interests of the Secured Parties hereunder.

     The Subordinated Creditor shall promptly notify the Trustee of the occurrence of any default under the Subordinated Debt owing to it.

     The Debtor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions hereof.

     All rights and interests of the Secured Parties hereunder, and all agreements and obligations of the Subordinated Creditor and the Debtor hereunder, shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Senior Debt resulting from the extension of additional credit to the Debtor or otherwise;

            (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Senior Debt or any other assets of the Debtor;

            (e) any change, restructuring or termination of the corporate structure or existence of the Debtor; or

            (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor or the Subordinated Creditor.

This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had not been made.

     This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Debtor agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

     The indebtedness evidenced by this Note is subordinated to the prior payment in full of the Senior Debt, as defined herein, to the extent provided herein.

                                 [Borrower/Restricted Subsidiary], as Debtor

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 [General Partner/Public Partnership/Borrower],
                                   as Subordinated Creditor

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                                                           , as
                                 ------------------------------------------
                                       Trustee

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                  ASSIGNMENT

     For Value Received, [General Partner/Public Partnership/Borrower] hereby assigns and transfers unto ________________________________ the Intercompany Note dated as of _________________ and made by ______________________________.

     Dated:
            ------------------

                                 [General Partner/Public Partnership/Borrower]

                                 By:
                                    ------------------------------------------
                                 Title:
                                       ---------------------------------------

                         CONFIRMATION OF PARITY DEBT

     This Confirmation, dated as of March 30, 2000, of Star Gas Propane, L.P. ("Star Gas"), Star Gas LLC (the "General Partner") as successor to Petroleum Heat and Power Co., Inc. (the "First Successor General Partner") and Star Gas Corporation (the "Initial General Partner"), Star/Petro, Inc. ("Star/Petro"; and together with Star Gas, the "Obligors"), Star Gas Partners, L.P. (the "Public Partnership"), the Restricted Subsidiaries (the "Restricted Subsidiaries") parties hereto that are parties to the Company Security Agreement, the Banks (the "Banks") parties hereto that are parties to the Bank Credit Facilities, Fleet National Bank f/k/a BankBoston, N.A., as Administrative Agent (the "Administrative Agent"), under the Bank Credit Facilities, Bank of America, N.A., as successor to Nationsbank, N.A., as Documentation Agent (the "Documentation Agent"), under the Bank Credit Facilities, the holders (the "1995 Noteholders") of the Obligors' 8.04% First Mortgage Notes due September 15, 2009 in the aggregate principal amount of $85,000,000 (the "1995 Notes"), the holders (the "1998 Noteholders") of the Obligors' 7.17% First Mortgage Notes due September 15, 2010 in the aggregate principal amount of $11,000,000 (the "1998 Notes") and HSBC Bank USA, f/k/a Marine Midland Bank, as Trustee (the "Trustee") under the Intercreditor and Trust Agreement (as amended and supplemented, the "Trust Agreement"), dated as of December 13, 1995, among Star Gas, the General Partner as successor to the First Successor General Partner and the Initial General Partner, the Public Partnership, the Restricted Subsidiaries named therein, the Administrative Agent, the Documentation Agent, the Banks and the purchasers of the 1995 Notes. Capitalized terms used herein without definition have the meanings specified in the Trust Agreement, or, if not defined therein, the meanings specified in the 1995 Note Agreements and/or the Bank Credit Facilities (as such terms are hereinafter defined).

                                R E C I T A L S
                                - - - - - - - -

      A. Star Gas has entered into the Bank Credit Facilities, dated as of December 13, 1995, with the Banks, the Administrative Agent and the Documentation Agent, as amended by the First Amendment dated as of May 31, 1996, the Second Amendment dated as of October 21, 1997, the Third Amendment dated as of April 15, 1998, the Fourth Amendment dated as of November 3, 1998, the Fifth Amendment dated as of January 22, 1999, the Sixth Amendment dated as of March 25, 1999, and the Seventh Amendment dated as of June 18, 1999 (as amended, the "Bank Credit Facilities").

      B. Star Gas and the General Partner as successor to the First Successor General Partner and the Initial General Partner have entered into the Note Agreements, dated as of December 13, 1995, with the original purchasers of the 1995 Notes, as amended and supplemented by the First Amendment to Note Agreements, dated as of May 31, 1996 and the Second Amendment to Note Agreements dated as of March 25, 1999 (as supplemented and amended, the "1995 Note Agreements').

      C. Star Gas and the General Partner have entered into a Note Agreement, dated as of January 22, 1998, with the original purchaser of the 1998 Notes, as amended by the First

                                   Exhibit D
                              (to Note Agreement)

Amendment to Note Agreement dated as of March 25, 1999 (as amended, the "1998 Note Agreement").

      D. The Bank Credit Facilities, the 1995 Note Agreements, the 1998 Note Agreement and the Trust Agreement contemplate the issuance by the Obligors of Parity Debt pursuant to Parity Debt Agreements.

      E. Star Gas, Star/Petro and the General Partner are concurrently herewith entering into a Note Agreement (the "2000 Note Agreement"), dated as of March 30, 2000, with the Purchasers named in Schedule A thereto (the "Purchasers"; and together with any subsequent holder of all or any part of the 2000 Notes, the "2000 Noteholders") pursuant to which the Obligors are selling and the Purchasers are purchasing $27,500,000 aggregate principal amount of the First Mortgage Notes of the Obligors comprised of $12,500,000 8.67% First Mortgage Notes, Series A, due March 30, 2012 and $15,000,000 8.72% First Mortgage Notes, Series B, due March 30, 2015 (collectively, the "2000 Notes").

      F. It is a condition to the obligation of the Purchasers to purchase the 2000 Notes that the parties hereto acknowledge and agree, among other things, that the 2000 Notes constitute Parity Debt, that the 2000 Note Agreement constitutes a Parity Debt Agreement and that the Purchasers are Parity Lenders.

     Now Therefore, in consideration of the purchase by the Purchasers of the 2000 Notes and to induce the Purchasers to purchase the 2000 Notes, the parties hereto hereby acknowledge and agree as follows:

            1. For purposes of the 1995 Note Agreements, the 1998 Note Agreement, the Bank Credit Facilities and the Trust Agreement, the 2000 Notes constitute Parity Debt, the 2000 Note Agreement constitutes a Parity Debt Agreement and the 2000 Noteholders constitute Parity Lenders.

            2. In furtherance of the foregoing (and not by way of limitation):

                  (a) the Indebtedness evidenced by the 2000 Notes and the 2000 Note Agreement constitutes Indebtedness of the type permitted under
          Section 10.1(f) of the 1995 Note Agreements, Section 10.1(f) of the 1998 Note Agreement and Section 6.01(f) of the Bank Credit Facilities and the Liens securing such Indebtedness constitute Liens of the type permitted by Section 10.2(i) of the 1995 Note Agreements, Section 10.2(i) of the 1998 Note Agreement and Section 6.02(h) of the Bank Credit Facilities;

                  (b) the obligations under the 2000 Notes and under the 2000 Note Agreement are included within the term Obligations under the Trust Agreement and the 2000 Notes and the 2000 Noteholders have the benefit of the Security and are secured under the Security Documents as contemplated by the Trust Agreement;

                  (c) the 2000 Notes and the obligations under the 2000 Note Agreement are "Guaranteed Obligations" as contemplated by and as defined in the General Partner Guarantee Agreement and the Subsidiaries Guarantee Agreement;

                  (d) the 2000 Notes and the obligations under the 2000 Note Agreement are "Secured Obligations" and each 2000 Noteholder is a "Secured Party" as contemplated by and as defined in the Company Security Agreement and the Partners Security Agreement;

                  (e) the 2000 Notes constitute Parity Debt, the 2000 Note Agreement constitutes a Parity Debt Agreement and the 2000 Noteholders constitute a Parity Lender as contemplated by and as defined in the Mortgages;

                  (f) the "Assets" as defined in the Conveyance and Contribution Agreement, dated October 22, 1997, among Star Gas, the Initial General Partner and the Public Partnership constitute "Collateral" as contemplated by and as defined in the Company Security Agreement and constitute "Mortgaged Property" as contemplated by and as defined in the Mortgages;

                  (g) for purposes of any other Operative Agreement and Security Document, the 2000 Notes are included within the defined term Parity Debt (and any other capitalized term used therein which is intended to mean or include Parity Debt) the 2000 Note Agreement is included within the defined term a Parity Debt Agreement (and any other capitalized term used therein which is intended to mean or include a Parity Debt Agreement) and the 2000 Noteholders are included within the defined term a Parity Lender (and any other capitalized term used therein which is intended to mean or include a Parity Lender); and

                  (h) for purposes of the Operative Agreements, no new rights or responsibilities with respect to a Note Holder (as defined in the Trust Agreement) or a Bank Lender (as defined in the Trust Agreement) are created by virtue of the issuance of the 2000 Notes as Parity Debt.

            3. To the extent effected hereby, each of the Bank Credit Facilities, the 1995 Note Agreements, the 1998 Note Agreement, the Trust Agreement and the other Operative Agreements and Security Documents are hereby amended and modified.

            4. The parties hereto (other than the Trustee) hereby consent to the execution by the Trustee of, and instruct the Trustee to execute, this Confirmation.

            5. This Confirmation may be executed by the respective parties hereto in one or more counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Confirmation as of the date first above written.


                                 Star Gas Propane, L.P.

                                 By:  Star Gas LLC,
                                         General Partner


                                    By:
                                        ---------------------------------------
                                        Its Chief Financial Officer


                                 Star/Petro, Inc.

                                 By:
                                     ------------------------------------------
                                     Its


                                 Star Gas Partners, L.P.

                                 By:  Star Gas LLC,
                                         General Partner

                                    By:
                                        ---------------------------------------

                                 Stellar Propane Service Corporation

                                 By:
                                     ------------------------------------------

                                 Ohio Gas and Appliance, Inc.

                                 By:
                                     ------------------------------------------

                                 Fleet National Bank, as Administrative Agent
                                   and Bank

                                 By:
                                     ------------------------------------------

                                 Bank of America, N.A., as Documentation Agent
                                   and Bank

                                 By:
                                     ------------------------------------------

                                 John Hancock Life
                                 Insurance Company

                                 By:
                                     ------------------------------------------

                                 The Northwestern Mutual Life Insurance Company

                                 By:
                                     ------------------------------------------

                                 Connecticut General Life
                                   Insurance Company
                                 (Notes registered in the name of CIG & CO.)

                                 By:  Cigna Investments, Inc.

                                         By:
                                             ----------------------------------

                                 Ace Property and Casualty
                                   Insurance Company
                                 (Notes registered in the name of CIG & CO.)

                                 By:  TimesSquare Capital Management, Inc.

                                          By:
                                              ---------------------------------

                                 INA Life Insurance Company of New York
                                 (Notes registered in the name of CIG & CO.)

                                 By:  Cigna Investments, Inc.

                                          By:
                                              ---------------------------------

                                 Century Indemnity Company
                                 (Notes registered in the name of CIG & CO.)

                                 By:  TimesSquare Capital Management, Inc.

                                          By:
                                              ---------------------------------


                                 Principal Life Insurance Company

                                 By:  Principal Capital Management, LLC,
                                      a Delaware limited liability company,
                                      its authorized signatory


                                      By:
                                          -------------------------------------

                                      By:
                                          -------------------------------------


                                 The Lincoln National Life Insurance Company

                                 By:  Lincoln Investment Management, Inc.,
                                      its Attorney-in-Fact

                                      By:
                                          -------------------------------------


                                 Mellon Bank, N.A., as Trustee for AT&T Master
                                   Pension Trust

                                 By:
                                     ------------------------------------------

                                 HSBC Bank USA, as Trustee

                                 By:
                                     ------------------------------------------